                             ASSET ACQUISITION AGREEMENT

DATE      :     July 1, 1997

BETWEEN   :    International Trade Group, LLC,
                 an Oregon limited liability company
               6700 S.W. Sandburg Rd.
               Tigard, OR 97223                        "SELLER"

AND       :    Seabourne Ventures, Inc., an Oregon corporation
               6700 S.W. Sandburg Rd.
               Portland, OR 97223                       "BUYER"

                                       RECITALS

     A.   Buyer desires to acquire certain assets of Seller.

     B. Seller is willing to sell to Buyer certain of its assets pursuant to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

     1. AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions herein set forth, Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer and Buyer agrees to purchase and acquire from Seller, the assets described in the attached Exhibit A which is incorporated by this reference ("Assets").

     2. ASSUMPTION OF LIABILITIES. Buyer shall assume all of Seller's obligations ("Liabilities") described in the attached Exhibit B, which is incorporated by this reference, and shall hold Seller harmless from any liability thereon.

     3. PURCHASE PRICE FOR THE ASSETS/ALLOCATION OF PURCHASE PRICE. In consideration of the sale, assignment, transfer, conveyance and delivery of the Assets by Seller to Buyer, Buyer shall pay to Buyer the sum of One Million Seven Hundred Sixty Five Dollar ($1,765,000.00) represented by a Subordinated Unsecured Convertible Promissory Note ("Note") attached hereto as Exhibit C and incorporated by this reference. The Purchase Price shall be allocated as follows:

               Cash                    $      59,983.27
               Inventory                     429,519.08
               Accounts Receivable           304,672.41
               Equipment                     158,436.72
               Prepaid expenses               43,442.20
               Goodwill                      768,946.32
                                         --------------
                    TOTAL                $ 1,765,000.00


PAGE 1.  ASSET ACQUISITION AGREEMENT


                                Exhibit 10.1

     4. CLOSING DATE AND CLOSING. This Agreement shall be closed ("Closing") at Buyer's offices. Closing shall occur on or before July 1, 1997 ("Closing Date"). On the Closing Date, the Parties, among other things, shall do the following:

          4.1 TRANSFER OF TITLE. Seller shall sell, assign, transfer, convey and deliver to Buyer, the Assets being sold pursuant to this Agreement by appropriate document of transfer, in a form acceptable to Buyer, containing warranties of title, free and clear of encumbrances and security interests (except as otherwise agreed to herein or related to the Liabilities).

          4.2  DELIVERY OF NOTE.   Buyer shall deliver to Seller the executed
Note.

          4.3 MISCELLANEOUS. The Parties shall do all other things at Closing to consummate and effectuate this Agreement, and all other agreements, covenants and conditions set forth herein and therein.

          4.4 FURTHER ACTS. If, at any time after the Closing Date, any further action by any of the Parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement and/or to vest in Buyer full title to the Assets sold hereunder, such party shall take all such necessary or desirable action to cause such action to be taken.

     5. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date as follows:

          5.1 EXISTENCE/GOOD STANDING. Seller is now and on the Closing Date will be a limited liability company, duly organized, validly existing and active under the laws of the State of Oregon. Seller has all requisite power and authority to own the Assets, and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where it owns or leases property, maintains employees or conducts business.

          5.2 AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENTS. Seller has the requisite power and authority to execute and deliver this Agreement. The consummation by Seller of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          5.3 TITLE. Seller owns absolute title to the Assets. On the Closing Date, the same shall be conveyed to Buyer free and clear of all mortgages, liens, pledges, security interests and encumbrances of any nature whatsoever, except as related directly to the Liabilities.

          5.4  COMPLIANCE WITH LAW.   To the best of Seller's knowledge, Seller
has complied with, and is in compliance with, all federal, state, local and foreign laws, rules, ordinances, decrees and orders applicable to the operation if its business or to its owned or leased properties, including, without limitation, applicable environmental, pollution control and land use provisions.



PAGE 2.  ASSET ACQUISITION AGREEMENT

Seller has obtained all necessary permits, licenses, variances, exemptions, orders and approvals from federal, state, local and foreign regulatory bodies in order to conduct its business as presently conducted.

          5.5 NO APPROVAL OR NOTICES REQUIRED; NO CONFLICTS. To the best of Seller's knowledge, the execution, delivery and performance of this Agreement and each of the other agreements, exhibits and documents referred to herein or necessary to effectuate this Agreement (collectively, the "Documents" or individually, the "Document"), by Seller and the consummation of the transactions contemplated hereby or thereby will not:

               5.5.1 Constitute a violation of any provision of applicable law;

               5.5.2 Require any consent, approval, permit or authorization of any person or governmental authority;

               5.5.3 Result in a breach of or a default under (with or without the giving of notice or lapse of time), acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel any agreement or other restriction, encumbrance, obligation or liability to which Seller is a party or by which it is bound or to which any of the Assets are subject; or
               5.5.4 Conflict with, or result in a breach of, or constitute a default under, any provision of Seller's Articles of Organization or Operating Agreement, or of any applicable order, writ, injunction or decree of any court or governmental instrumentality.

          5.6 NO UNDISCLOSED LIABILITIES. Except for the Liabilities, there are no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, applicable to Seller which may have adverse consequences on Buyer. Buyer acknowledges that some of the Liabilities are estimates as of the date of this Agreement, such as accounts payable for which no invoice as yet has been received by Seller, payroll and payroll taxes, and other payables incurred in the ordinary course of business. Any variance between the actual amount of the Liabilities and any estimates shall not constitute a breach the representations and warranties of Seller in this Agreement.

          5.7 TAXES. Seller has timely filed or will timely file with the appropriate governmental agencies all tax returns, information returns and reports required to have been filed with respect to all periods ending on or before the Closing Date. Seller has paid, or will pay, in full, as of the Closing Date, all taxes, interest, penalties, assessments, deficiencies and other charges ("Taxes"), the non-payment of which could result in the imposition of Taxes on Buyer or the imposition of a lien on or in any of the Assets, or that could otherwise result in a risk of forfeiture of any of the Assets.
Seller has not filed or entered into any election, consent or extension agreement which extends any applicable statute of limitations. Seller has made adequate provisions for all accrued and unpaid Taxes of Seller. To the best of Seller's knowledge, Seller is not a party to any action or proceeding pending or threatened by any governmental authority for assessment or collection of Taxes, no unresolved claims for assessment or collection of such Taxes has been asserted against it, and no audit or investigation by governmental authorities is underway.


PAGE 3.  ASSET ACQUISITION AGREEMENT

          5.8 REPRESENTATIONS IN OTHER DOCUMENTS. The representations and warranties of Seller in all documents executed by Seller in connection with the sale, assignment, transfer, conveyance and delivery by Seller of the Assets and the assumption by the Buyer of the Liabilities are, to the best of Seller's knowledge, true and accurate in all material respects as of the date of such representation and warranty and as of the Closing Date.

          5.9 LEGAL PROCEEDINGS; CLAIMS. There are no claims, actions, suits, arbitrations, proceedings or investigations pending or threatened against Seller, before or by any governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, whether federal, state, local or foreign, or any other person, and there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which Seller is a party, which relate to either the Assets or the transaction contemplated herein, or which would alone or in the aggregate have a material adverse effect upon the business, business prospects, assets or financial condition of Seller.

          5.10 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made or to be made by Seller in this Agreement or in any other Document furnished or to be furnished from time to time in connection herewith, contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Seller which would materially adversely affect, or which would, in the future, materially adversely affect, the business, prospects, assets, property or condition (financial or otherwise) of Seller which has not been set forth in this Agreement, except those facts concerning general economic, legislative, regulatory, or other matters such as may generally impact all businesses of the type operated by Seller.

     6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows:

          6.1 EXISTENCE; GOOD STANDING. Buyer is now and on the Closing Date will be a corporation, duly organized, validly existing and active under the laws of the State of Oregon. Seller has all requisite corporate power and authority to carry on its business as now being conducted and is duly qualified to do business and is in good standing in all jurisdictions where it owns or leases property, maintains employees or conducts business.

          6.2 AUTHORIZATION; VALIDITY AND EFFECT OF AGREEMENTS. Buyer has the requisite corporate power and authority to execute and deliver this Agreement. The consummation by Buyer of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

                6.3 NO APPROVAL OR NOTICES REQUIRED; NO CONFLICTS. To the best of Buyer's knowledge, the execution, delivery and performance of this Agreement and each of the other agreements, exhibits and documents referred to herein or necessary to effectuate this Agreement


PAGE 4.  ASSET ACQUISITION AGREEMENT

(collectively, the "Documents" or individually, the "Document"), by Seller and the consummation of the transactions contemplated hereby or thereby will not:

               6.4.1 Constitute a violation of any provision of applicable law;

               6.4.2 Require any consent, approval, permit or authorization of any person or governmental authority;

               6.4.3 Result in a breach of or a default under (with or without the giving of notice or lapse of time), acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel any agreement or other restriction, encumbrance, obligation or liability to which Buyer is a party; or

               6.4.4 Conflict with or result in a breach of or constitute a default under any provision of Buyer's Articles of Incorporation or By-Laws, or of any applicable order, writ, injunction or decree of any court or governmental instrumentality.

          6.5 REPRESENTATIONS IN OTHER DOCUMENTS. The representations and warranties of Buyer in all documents executed by Buyer in connection with the sale, assignment, transfer, conveyance and delivery of the Assets and the assumption by Buyer of the Liabilities are, to the best of Buyer's knowledge, are true and accurate in all material respects as of the date of such representation and warranty and as of the Closing Date.

          6.6 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made or to be made by Buyer in this Agreement or in any other Document furnished or to be furnished from time to time in connection herewith contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Buyer which materially adversely affects, or which would in the future materially adversely affect the ability of Buyer to perform its obligations under this Agreement which has not been set forth in this Agreement, except those factors concerning general economic, legislative, regulatory or other matters such as may generally impact all businesses of the type conducted by Buyer.

     7. COVENANTS. Buyer and Seller each covenant and agree with the others to perform and observe the following covenants:

          7.1 COOPERATION. The Buyer and Seller each will fully cooperate with the other and with the others' counsel and accountants in connection with any steps required to be taken as part of its obligations under this Agreement. The Buyer and Seller will use their respective best efforts to cause all conditions to this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for its due and punctual performance of this Agreement and for the satisfaction of the conditions hereof on its part to be satisfied. Neither the Buyer nor the Seller shall undertake any course of action inconsistent with this Agreement or which would make any


PAGE 5.  ASSET ACQUISITION AGREEMENT
representations, warranties or agreements made by it in this Agreement untrue or render any conditions precedent to this Agreement unable to be satisfied at or prior to the Closing Date.

          7.2 PUBLICITY. The initial press release relating to this Agreement shall be a joint press release and thereafter the Buyer and Seller shall consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby.

     8. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing Date shall be subject to the satisfaction of the following conditions, any of which may be expressly waived in writing by Buyer:

          8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of Seller contained herein shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the specified date. Seller shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it or by them at or prior to the Closing Date.

          8.3 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain or prohibit consummation of this Agreement.

          8.4 TITLE. Seller shall have supplied to Buyer evidence satisfactory to Buyer establishing Seller's good and marketable title to the Asset, free and clear of all liens, mortgages, pledges, deeds of trust, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any kind, except encumbrances arising out of the Liabilities assumed by Buyer under Section 2.

     9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at or before the Closing Date shall be subject to the satisfaction of the following conditions, any of which it may expressly waive in writing:

          9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained herein shall have been true in all material respects when made and shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date, except as affected by transactions contemplated hereby, and


PAGE 6.  ASSET ACQUISITION AGREEMENT
except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true as of the specified date.

          9.2 PERFORMANCE OF AGREEMENT. Buyer shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing Date.

          9.3 APPROVALS AND CONSENTS. All approvals and consents from third parties which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

          9.5 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain or prohibit consummation of this Agreement.

     10.  SURVIVAL AND INDEMNIFICATION

          10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the Closing Date of this Agreement. Any party learning of a misrepresentation or breach of warranty under this Agreement shall as soon as practicable give notice in writing thereof to the other party to this Agreement.

          10.2 INDEMNIFICATION OF BUYER. Seller agree to defend, indemnify and hold Buyer, its successors and assigns harmless from and against:

               10.2.1 Any and all claims, liabilities, and obligations of any kind and description, contingent or otherwise, including attorney's fees and expenses of litigation, known or should have been known, arising out of or related to the Seller's right, title and interest in the Assets, including but not limited to any taxes, interest and penalties assessed against Seller in relation to Seller's right, title and interest in the Assets.

               10.2.2 If any claim is asserted against Buyer which would give rise to a claim by Buyer against Seller for indemnification under the provisions of this section, Buyer shall promptly give written notice to Seller and Shareholders concerning such claim, and Seller shall, at no expense to Buyer, defend the claim, to the point of nonappealable final judgment. If Seller fails to take steps to defend said claim within ten (10) days of Buyer providing written notice of said claim, or if Seller and fails to sooner defend said claim when the nature of the claim or date of service requires immediate defensive action, or if Seller at any time abandons defense of such a claim, Buyer may undertake or continue the defense of any such claims, with counsel of its own choosing, and shall be entitled to indemnity from Seller for all costs of such defense, including but not limited to, reasonable attorney's fees, court costs and incidental expenses of litigation. If Buyer becomes entitled to payment of indemnity pursuant to this section, Seller shall immediately pay to Buyer the


PAGE 7.  ASSET ACQUISITION AGREEMENT
amount of said indemnity claim. Buyer shall not be entitled to indemnity from Seller except for the obligations to defend set forth in this section, unless and until Buyer has actually paid a claim, debt or other liability giving rise to a right of indemnity under this section, or has incurred a legal obligation to do so. In such event, Buyer shall be entitled to interest from Seller at the rate of twelve (12%) percent per annum from the date of said payment until the indemnity claim is paid.

          10.3 INDEMNIFICATION OF SELLER. Buyer agrees to defend, indemnify and hold Seller harmless from and against:

               10.3.1 Any and all claims, liabilities and obligations of every kind and description, contingent or otherwise, including attorney's fees and expenses of litigation, known or unknown, arising out of or relating to Buyer's acquisition of the Assets.

               10.3.2 Any and all damages, claims, obligations or deficiencies of any kind and description, contingent or otherwise, including attorney's fees and expenses of litigation, known or should have been known, resulting from any misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement or any Document.

               10.3.3 If any claim is asserted against Seller which would give rise to a claim by Seller against Buyer for indemnification under the provisions of this section, Seller shall promptly give notice to Buyer concerning such claim, and Buyer shall, at no expense to Seller , defend the claim, to the point of nonappealable final judgment. If Buyer fails to take steps to defend said claim within ten (10) days of Seller providing written notice of said claim, or if Buyer fails to sooner defend said claim when the nature of the claim or date of service requires immediate defensive action, or if Buyer at any time abandons defense of such a claim, Seller may undertake or continue the defense of any such claims with counsel of their own choosing, and shall be entitled to indemnity from Buyer for all costs of such defense, including but not limited to, reasonable attorney's fees, court costs and incidental expenses of litigation. If Seller becomes entitled to payment of indemnity pursuant to this section, Buyer shall immediately pay to Seller the amount of such indemnity claim. Seller shall not be entitled to indemnity from Buyer, except for the obligations to defend set forth in this section, unless and until Seller has actually paid a claim, debt or other liability giving rise to a right of indemnity under this section, or have incurred a legal obligation to pay such a claim, debt or other liability. In such event, Seller shall be entitled to interest from Buyer at the rate of twelve (12%) percent per annum from the date of said payment until the indemnity claim is paid.

          10.4 SURVIVAL OF INDEMNIFICATION. The rights of each indemnified party hereunder shall be in addition to any other rights such indemnified party may have under the Articles of Incorporation or bylaws of either the Buyer or Seller under applicable state law. The provisions of this Section 10 shall survive the consummation of this Agreement and expressly are intended to benefit each of the indemnified parties and will be binding on all successors and assigns of the Buyer and Seller, respectively.


PAGE 8.  ASSET ACQUISITION AGREEMENT

     11.  MISCELLANEOUS PROVISIONS.

          11.1 BENEFIT. Subject to the provisions set forth herein restricting assignment, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Seller and Buyer.

          11.2 NOTICES.   Any notice required to be given hereunder shall be
sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

          IF TO BUYER, TO:
          Seabourne Ventures, Inc.
          6700 S.W. Sandburg Rd.
          Tigard, OR 97223
          Attention: Alain de la Motte
          Fax: (503) 598-4391

          IF TO THE SELLER, TO:
          International Trade Group, LLC
          6700 S.W. Sandburg Rd.
          Portland, OR 97223


          11.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Oregon without regard to its rules on conflict of laws.

          11.4 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          11.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of will deemed to be an original and together shall constitute one and same instrument.

          11.6 INCORPORATION OF EXHIBITS.   All exhibits attached hereto and
referred to herein are hereby incorporated herein and made a part of this Agreement.

          11.7 ATTORNEY'S FEES. In the event the services of an attorney at law are necessary to enforce any of the terms of this Agreement or to resolve any disputes arising under this Agreement through arbitration, the prevailing Party shall be entitled to recover its attorney's fees from the losing Party in such proceeding to the extent permitted by the arbitrator.


PAGE 9.  ASSET ACQUISITION AGREEMENT

          11.8 ASSIGNMENT. The Parties may assign their rights and liabilities arising under this Agreement or the Documents, only with the prior written consent of the other parties, which consent shall not be unreasonably withheld, provided, however, that any assignment of rights by the Seller or Shareholders shall be subject to all of the terms and conditions of this Agreement, and any rights of setoff, recoupment or defense of Buyer arising under this Agreement or any of the Documents, and shall not relieve Seller or Shareholders of any liabilities under this Agreement.

          11.8 ARBITRATION/MEDIATION. If any controversy or claim arising out of this Agreement cannot be settled by the parties hereto, the controversy or claim shall be settled by mediation or arbitration in accordance with the rules of the Arbitration Service of Portland, Inc. then in effect and judgment on the award may be entered in any court having jurisdiction. Nothing herein, however, shall prevent either party hereto from resort to a court of competent jurisdiction in those instances where injunctive relief may be appropriate.

          11.9 COMPLETE AGREEMENT. This Agreement and other agreements referred to herein set forth the entire understanding of the parties hereto with respect to the matters provided herein and supersede all prior agreements, covenants, arrangements, communications, representations or warranties, whether oral or written, by any of the parties or by any officer, employer or representative of any party.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their respective authorized officers as of the date first above written.

SELLER:                                      BUYER:

International Trade Group, LLC               Seabourne Ventures, Inc.

By: /s/ Alain L. De La Motte                 By: /s/ Brian E. Bittke
   ----------------------------                 ----------------------------
Name:  Alain L. De La Motte                  Name:  Brian E. Bittke
     --------------------------                   --------------------------
Title:  President/CEO                        Title: Executive V.P.
      -------------------------                    -------------------------






PAGE 10.  ASSET ACQUISITION AGREEMENT

                                       ASSETS


                                     EXHIBIT A

                                     SERIAL       DEP.      REM.                   BOOK
ITEM           MODEL                 NUMBER       LIFE      LIFE       COST       VALUE      DEPREC.
----------------------------------------------------------------------------------------------------
COMPUTER HARDWARE                                                     $8,534     $5,000      $3,534

Macintosh      Performa 6360cd         8           3         3.0      $2,032     $2,025      $    7
Memory         Kingston 8 mb           8           3         3.0      $  139     $  138      $    1
PC Card        Hayes 28.8              8           3         3.0      $  299     $  298      $    1
PC Card        Hayes 28.8              8           3         3.0      $  300     $  299      $    1
PC Laptop      Toshiba                 8           3         0.1      $3,101     $   74      $3,027
PC Laptop      Toshiba T2135           8           3         2.7      $1,998     $1,768      $  230
Printer        Stylewriter 2400        8           3         3.0      $  349     $  348      $    1
Printer        HP Deskjet              8           3         0.5      $  316     $   51      $  265
----------------------------------------------------------------------------------------------------

                                                                      ------------------------------
                                                                      ------------------------------
                    GRAND TOTALS:                                     $8,534     $5,000      $3,534


PAGE 1                   ASSET DEPRECIATION REPORT                     1/20/98

  ASSETS     MODEL                       PURCHASED FROM               LOCATION         ORIGINAL COST      PURCHASE DATE
  ------     -----                       --------------               --------         -------------      -------------
  1069       Moisture Test               Lignomat                     Agroindustrias     $    396.25           10/22/96
  1070       Scale                       Basculas                     Agroindustrias     $  4,499.80           10/28/96
  1037       Compression Gauge           Dillon                       Agroindustrias     $    862.31            11/1/96
  1039-1045  Solenoid Valve              McMaster-Carr                Agroindustrias     $    801.55           11/20/96
  1003-1013  Insect Light                Gardner Mfg                  Agroindustrias     $  4,480.00             1/1/97
  1021       Steam Cleaner               Sanitech Corp.               Agroindustrias     $  7,410.00             1/1/97
  1047       Plastic Tubs                Consolidated Plastics        Agroindustrias     $    476.28             1/1/97
  1036       Press Wght Machine          Taller Industrial            Agroindustrias     $  2,119.79             1/1/97
  1035       Electric Can Opener         Boxer Northwest              Agroindustrias     $    350.00             1/1/97
  1025       Forktruck                   Toyotalift                   Agroindustrias     $ 29,825.00             1/1/97
  1026       Push-Pull Attach.           Toyotalift                   Agroindustrias     $  7,481.00             1/1/97
  1014       Chill Room                  Kysor Kalt                   Agroindustrias     $ 40,167.04             1/1/97
  1038       Thermal Data                Ellab                        Agroindustrias     $  6,623.00             1/1/97
  1034       Box Imprinter               L.A. Supply Label            Agroindustrias     $    635.18             1/1/97
  1039-1045  Thermometer (7 day)         McMaster-Carr                Agroindustrias     $  3,182.45             1/1/97
  1046       Steel Table                 Nelson-Jameson               Agroindustrias     $  1,964.35             1/1/97
  1029       Fogging System              Spraying System              Agroindustrias     $    912.27             1/1/97
  1048       Photocopier                 Serv Copias                  Agroindustrias     $  6,609.90             1/1/97
  1001       Portable Scale              Precision Scale              Agroindustrias     $  1,847.00             1/1/97
  1000       Butchering Scale            Precision Scale              Agroindustrias     $  6,140.00             1/1/97
  1030-1033  Can Counter                 WESCO                        Agroindustrias     $  1,344.00             1/1/97
  ?          Can Counter                 WESCO                        Agroindustrias     $    361.00             1/1/97
  1021       Nozzles                     Sanitech Corp.               Agroindustrias     $    168.50             1/1/97
  1047       Plastic Tubs                Consolidated Plastics        Agroindustrias     $  1,144.01             1/1/97
  ?          Can Counter                 WESCO                        Agroindustrias     $    288.00             1/1/97
  1072       Spray Equipment             Spraying System              Agroindustrias     $  3,980.30             1/1/97
  no         Spring & Studs              Luthi                        Agroindustrias     $    432.54             2/3/97
  no         Eyeglasses                  Dr. Velasco                  Agroindustrias     $  1,612.80            2/14/97
  1052-1069  Steel Table                 Nelson-Jameson               Agroindustrias     $ 11,730.00            2/19/97
  1071       Histamine System            Neogen                       Agroindustrias     $    926.75            5/14/97
  no         Histamine Kit               Neogen                       Agroindustrias     $    179.00            5/14/97
  1049,1050  Ceiling Fan/Exhaust         Grainger                     Agroindustrias     $  2,064.50            5/15/97
  no         Light Fixtures              Grainger                     Agroindustrias     $    173.01            5/22/97
  1051       Light Fixtures              ESD Company                  Agroindustrias     $  1,297.84            5/27/97
  no         Fixtures Accessories        ESD Company                  Agroindustrias     $     86.24            5/27/97
  no         Cutting boards              Port Plastics                Agroindustrias     $    186.00            5/28/97
  no         Cutting boards              Port Plastics                Agroindustrias     $    679.06            6/18/97

                                                                                         $153,436.72        -$15,416.88

             SELLER'S RIGHT, TITLE AND INTEREST IN AND TO THE ATTACHED
                       TOLL-PACKING AGREEMENT FOR CANNED TUNA

                       TOLL-PACKING AGREEMENT FOR CANNED TUNA

This agreement is entered into this 5th day of September 1996, by and between:

AGROINDUSTRIAS ROWEN S.A. DE C.V. a company duly organized and existing under the laws of Mexico, in the state of Baja, having its registered office at Fabrica Km. 104, Carretera Tecate, Ensenada, Baja, CA, Mexico, (hereinafter referred to as "SELLER"), represented by its Director General, Ing. Alvaro Romero Wendlandt.

                                        AND

INTERNATIONAL TRADE GROUP, LLC, a Limited Liability Company duly organized and existing under the laws of the State of Oregon (USA), having its registered office at 6700 S.W. Sandburg Road, Tigard, Oregon 97223, (hereinafter referred to as "BUYER"), represented by its President/CEO, Alain
L. de la Motte.

                                      WHEREAS

     SELLER is a tuna cannery specializing in the processing and packing of frozen tuna fish into canned tuna products for the Mexican market.

     SELLER is prepared to convert its production plant in Ensenada into a 100% dolphin-safe operation as soon as this Agreement is signed.

     SELLER is licensed by the Mexican Customs authorities to import raw material required to pack canned tuna, warehouse it in SELLER's own bonded facilities, and process it into finished products that can be reexported without import duty or export levies of any kind.

     BUYER is an international buying consortium which purchases imported private label food products for the account of its members/partners, including some of the largest US and international food chains, food service companies and private label distributors. BUYER is interested in importing various types, sizes and quality of canned tuna to meet the needs of its members/partners.

     BUYER and SELLER are willing to enter into a toll-packing arrangement for canned tuna Products on the terms and conditions hereinafter set forth.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.       DEFINITIONS

1.1.     In this agreement:

1.1.1. The word "PRODUCT (s)" or "FINISHED PRODUCT (s)" shall mean processed flesh of canned tuna cooked and packed in water from frozen Raw Material, in accordance with BUYER's specifications for Finished Products, and the US Food & Drug Administration ("FDA") (and their Canadian counterpart) Standard of Identity as defined in the latest available Almanac (Exhibit A).

1.1.2. "RAW MATERIAL" shall refer to one metric ton of frozen tuna fish of the Skipjack (KATSUWONUS PELAMIS), Yellowfin (THUNNUS ALBACARES), or Albacore (THUNNUS ALALUNGA) species, graded by weight in accordance with the classifications defined in paragraph 1.1.8 below for each specie. For the purpose of this agreement, the Cost of Raw Material shall always be calculated based on an average frozen weight of a particular specie. It will be SELLER's

IGC/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 2

         and BUYER's joint responsibility to approve the quality of all incoming Raw Material upon delivery at the dock and to ensure it meets or exceeds BUYER's specifications. Once Raw Material has been approved by SELLER and BUYER, the responsibility for the preservation of such Raw Material in safe, secure and sanitary conditions in SELLER's cold storage warehouses shall be that of SELLER.


1.1.3. "COST OF RAW MATERIAL" shall refer to the all-inclusive cost of Raw Material delivered at the SELLER's packing plant in Ensenada, Baja CA, Mexico, in units of one metric ton (1,000 kg). This price shall be computed to include the cost of transporting the fish from the Ensenada dock to SELLER's cannery, which cost shall not exceed $13.08 per ton, including but not limited to the weighing of the fish, labor charges to load the bins on the truck, securing the load, loading and unloading supervision by SELLER, trucking. In the event savings can be achieved by negotiating volume discounts, all such rebates shall accrue to BUYER exclusively.

1.1.4. "CASE YIELD" shall refer to the number of cases of finished product for a particular can size that SELLER agrees to deliver to BUYER for each ton of Raw Material BUYER makes available to SELLER under this Agreement. To calculate the Case Yield, the following formula shall apply:

                (Yield) X (1,000 grams)
         ------------------------------------  =  No. of Cases per ton ("Case
         (Fill Weight) X (# of Cans Per Case)     Yield").

1.1.5. "COST OF RAW MATERIAL PER CASE" shall refer to the amount of Raw Material used to produce one case of Finished Product, after processing and cooking. To calculate the Cost of Raw Material per case, the following formula shall apply:

         (Cost of Raw Material Per ton)
         ------------------------------ = Cost of Raw Material Per Case
                   (Case Yield)

         Unless otherwise specified, the word "Case of Finished Product" or "Case" used in the calculation of the cost of Finished Product shall specifically refer to a base unit of measurement consisting of 48 cans, 6 ounces each.

1.1.6. "FISH MEAL RECOVERY" shall refer to the cooked scrap byproduct recovery that can be further processed into fish meal for each metric ton of Raw Material. For calculation purposes, it is assumed that 27% of the Raw Material weight shall be purchased by SELLER from BUYER for further processing into fish meal. At BUYER's sole option, BUYER may choose to sell scrap to SELLER or to require SELLER to process scrap Raw Material into fish meal. In the latter case, BUYER shall pay SELLER US $137 (one hundred thirty seven) per ton of finished fish meal product delivered to BUYER, ex-factory. It is understood that it will require 2.5 to 3 tons of scrap Raw Material to produce one ton of fish meal with the following approximate specifications: 52% protein, 12%-13% ash, 16% fat content, 8% to 9% water content.

1.1.7. "RAW MATERIAL COST AFTER RECOVERY" shall refer to the net cost per metric ton of Raw Material after deducting US $5.40 per ton (27% of $20 per ton of scrap) for revenue derived from Fish Meal Recovery.

1.1.8. The "YIELD" shall refer to the percentage derived by dividing the total weight (in kilograms), of the longitudinal loins or other striated muscular tissue of the fish ("Loins") which is usable to pack Finished Products in accordance with BUYER's specifications, divided by 1,000 kilograms. For calculation purposes the production Yields guaranteed by SELLER for each fish variety and weight category shall be as follow:

                                            1.8/3.4 kg        MORE THAN 3.4 kg
                                            ----------        ----------------
         Skipjack (KATSUWONUS PELAMIS)         39%                   41%

IGC/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.              Page 3


                                        1.8/3.4 kg  3.4/9 kg   MORE THAN 9 Kg
                                        ----------  --------   --------------
         Yellowfin (THUNNUS ALBACARES)      39%     42.5%          45.2




                                     LESS THAN 5 Kg  5/10 Kg   MORE THAN 10 Kg
                                     --------------  -------   --------------
         Albacore (THUNNUS ALALUNGA)       48%        51.7%         54.1%

1.1.9. "FILL WEIGHT" shall refer to the weight of a cooked tuna Loin portion that is placed in each can prior to the addition of water and/or Hydrolyzed Protein, and prior to the sealing of the can. Such weights shall be added at a future date based on BUYER's specifications and test runs, and shall become part of this Agreement.

         Fill Weights by Pack Type                       Skipjack    Yellowfin    Albacore
         ----------------------------------------------------------------------------------
         Fish Fill (CLW)     grams/can (307 x 109)           100           100
         Fish Fill (CLW)     grams/can (307 x 205)-
         Fish Fill (CLW)     grams/can (401 x 204)-
         Fish Fill (CLW)     grams/can (6O3 x 408)

         Fish Fill (SLW)     grams/can (401 x 204)

         Fish Fill (CWW)     grams/can (603 x 408)
         Fish Fill (SWW)     grams/can (307 x 109)
         Fish Fill (SWW)     grams/can (211 x 106)-
         Fish Fill (SWW)     grams/can (401 x 204)
         Fish Fill (SWW)     grams/can (603 x 408)

         The above Fill Weights represent the fish weights prior to the addition of HP. After the addition of HP, the resulting Pressed Weight must be no less than that required by the FDA's Standard of Identity and/or BUYER's specifications.

         CLW = Chunk Light Tuna in Water (Skipjack or Yellowfin)
         SLW = Solid Light Tuna in Water (Skipjack or Yellowfin)
         CWW = Chunk White Tuna in Water (Albacore)
         SWW = Solid White Tuna in Water (Albacore)

1.1.10. "PRESSED WEIGHT" shall refer to the average weight of the tuna in each can after draining out all liquid from the can and pressing out any liquid that has been absorbed by the fish, in accordance with paragraph C (2) of the FDA's standard of Identity for Canned Tuna.

         Pressed Weights by Pack Type                    Skipjack    Yellowfin    Albacore
         ----------------------------------------------------------------------------------
         P.W. (CLW)    grams/can (307 x 109)
         P.W. (CLW)    grams/can (307 x 205)-
         P.W. (CLW)    grams/can (401 x 204)-
         P.W. (CLW)    grams/can (603 x 408)
         P.W. (SLW)    grams/can (401 x 204)
         P.W. (CWW)    grams/can (603 x 408)
         P.W. (SWW)    grams/can (307 x 109)
         P.W. (SWW)    grams/can (211 x 106)-
         P.W. (SWW)    grams/can (401 x 204)
         P.W. (SWW)    grams/can (603 x 408)

         CLW = Chunk Light in Water
         SLW - Solid Light in Water
         CWW = Chunk White in Water
         SWW = Solid White in Water

ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 4

1.1.12. "CHUNK(s)" or "CHUNK PACK(s)" shall refer to tuna packed in accordance with paragraph 3 (ii) of the FDA's Standard of Identity and according to specifications supplied by BUYER.

1.1.13. "FLAKES" shall refer to tuna packed in accordance with paragraph 3 (iii) of the FDA's Standard of Identity.

1.1.14. "HYDROLYZED PROTEIN" or "HP" shall refer to the solution derived from adding Exelpro's 12% E-Pro-SB solution to the packing medium, in accordance with Wescotek, Inc.'s specifications and recommendations.

1.1.15. The word "CAN(s)" shall refer to a two-piece or three-piece metal can normally used to pack tuna. The following retail and food service can sizes shall be available to BUYER AS SOON AS SELLER installs the Luthi solid-packing machines, but no later than five months from the date of signature of this Agreement: 6oz Cans (2 piece), 3 oz Cans (2 piece), 12 oz Cans (2 piece), 9 oz Cans (2 piece) and, at a later date,
         66.6 oz Cans (3 piece).

1.1.16. The word "CARTONS" OR "CASE" shall refer to a case of the following can sizes as follows:
         (a)  Retail: 48 cans of 6 oz ("48/6 oz"), or 24 cans of 6 oz
             ("24/6 oz")
         (b)  Retail: 16 (3 Pack) 3 oz ("16/3/3 oz")
         (c)  Retail: 24 cans of 12 oz ("24/12 oz")
         (d)  Retail: 24 cans of 9 oz ("24/9 oz")
         (e)  Production at a later date: Food Service: 6/66.6 oz (6/66.6 oz")

1.1.17. "DIRECT MATERIAL" shall refer to all material used to produce the finished product, including, cans, lids, salt, spring water, hydrolyzed protein, printed labels, and cartons, including reject allowance, but excluding the frozen Raw Material. Unless otherwise specified it shall specifically refer to the unit cost of one case of Finished Product.

1.1.18. "SELLER'S FEE" shall refer to the fully-loaded, all-inclusive, toll-packing cost charged by SELLER to BUYER to produce one Case of 48/6oz cans of Finished Product, on an ex-factory basis (loaded in the container/ truck). Unless otherwise specified it shall specifically refer to the unit cost of one case of finished product, regardless of the specie of the fish, or the pack type. This fee includes all direct, and indirect labor, administrative costs, factory overhead, interest, depreciation and amortization. In the event BUYER is required to guarantee of cost of the Luthi solid-packing machines and to pay the manufacturer directly a per Case fee, SELLER's fee shall automatically be reduced by that amount, which is currently $0.12 per Case, plus any duties or taxes that must be paid to the authorities of Mexico or the United States of America.

1.1.19. "CASES PER CONTAINER" shall refer to the maximum number of cases that can be loaded on a 20' container or truck while remaining within the maximum weight limit for the trade route in question.

1.1.20. "FIRST IN, FIRST OUT" shall refer to the accounting method used to account for inventory. In this Agreement it shall also refer to the inventory rotation of frozen raw material that is used to pack the finished product.

2.       AGREEMENT TO SELL AND PURCHASE

2.1. SELLER agrees to toll-pack canned tuna products exclusively for BUYER, and BUYER agrees to purchase from SELLER, Finished Products upon the terms and conditions set forth in this agreement.

2.2. SELLER shall allocate no less that 60% of its total capacity (measured in either tons of Raw Material processed per day or in Cases of Finished Products produced per day or per month) to produce Products for BUYER. During the term of this Agreement or any renewal thereof,

ITG/Rowen - Toll Packing Agreement for Canned Tuna. Cont'd.               Page 5

         SELLER shall produce Products for BUYER on an exclusive basis, it being understood however that SELLER shall be free to use the remainder of its capacity (up to a maximum of 40%) to continue packing for its own brand (Lamar) and for other private label distributors in Mexico, so long as such products are exclusively for consumption within Mexico. In this respect, SELLER is specifically prohibited from manufacturing, selling, trading, exporting or supplying Raw Material or Finished Products to any export market, directly or indirectly, and all export inquiries shall be turned over to BUYER by SELLER when received. Furthermore, SELLER shall not during the term of this Agreement and any renewal thereof supply Products to Wal-Mart International in Mexico, directly or indirectly, under the Wal-Mart's label, brand or mark ("Great Value") or any other brand or Trademark directly owned by Wal-Mart, Inc or Wal-Mart International, Inc.

2.3. SELLER is prohibited from co-mingling BUYER's Raw Material with its own during production. To that end and to ensure a clear separation of assets, SELLER shall process and pack BUYER's Raw Material in production units of one full shift or day of production at a time. In no event can SELLER pack products for its own account at the same time as BUYER's Products.

3.       TERM, VALIDITY AND EXCLUSIVITY

3.1. This agreement shall come into force ("Effective Date") the later of any of the following events occurring:

         3.1.1   The date this Agreement is signed by both parties, or

         3.1.2 The date the Judge in charge of the "Suspension de Pagos" authorizes SELLER to enter into this transaction and SELLER provides BUYER with an official certificate attesting to the fact that this Agreement has been registered in Mexico with the appropriate authorities in accordance with paragraph 19.5. below, or

         3.1.3 The date SELLER's factory is removed from the US Food and Drug Administration "Automatic Detention" list, or

         3.1.4 The date PhF issues a certificate that the plant has been brought up to full BUYER and FDA standards, or

         3.1.5 The date Ed Townsend, BUYER's consulting engineer, attests in writing that SELLER's plant and equipment is up to operating standard and that SELLER is capable of producing products that meet or exceed BUYER's specifications, or

         3.1.6 The date the Mexican Government's Fisheries division grants the US flag fishing boats that are under contract with BUYER the right to off load Raw Material in the ports of Ensenada or San Carlos, Baja, Mexico.

         It shall remain in force for a period of five years as of the Effective Date. Thereafter it shall be automatically renewed for additional equal terms, unless terminated by either party in writing not less than 6 (six) months prior to its expiration or any renewal/s thereof.

3.2. SELLER shall grant BUYER exclusive packing privileges encompassing 100% (one hundred percent) of SELLER's capacity made available for the export market during the term of this Agreement and any renewal thereof. BUYER shall have a 60 (sixty) day right of first refusal to purchase any additional manufacturing capacity made available by SELLER, at any time during the term of this Agreement and any renewal thereof. In this respect, SELLER shall offer to BUYER any excess capacity in writing at least two months prior to the anticipated time when the excess capacity is scheduled to become available. In the event BUYER fails to take-up the additional capacity, SELLER shall be free to offer such additional capacity to buyers in markets other than the United States of America or Canada, including Wal-Mart International, their agents or representatives.

ITG/Rowen - Toll Packing Agreement for Canned Tuna. Cont'd.               Page 6

4.       BUYER'S DUTIES

4.1. BUYER shall procure all Raw Material and Direct Material needed for toll-packing. SELLER shall be responsible for the loading of bins onto the truck, and transportation to SELLER's cold storage warehouse under safe, sanitary and secure conditions, so as to prevent theft or shortages in transit. All costs associated with the pick-up and transportation of the Raw Material to the cold storage warehouse shall be in accordance with paragraph 1.1.3 above.

4.2. BUYER shall procure and ship from the United States all Direct Material needed for production at SELLER's custom-bonded facilities in Ensenada, Mexico. BUYER shall pay for all costs of direct material and its transport from the United States to SELLER's manufacturing plant.

4.3. BUYER shall communicate information monthly to SELLER regarding its sales activities and inventory levels. Such information shall be kept by SELLER in the strictest confidence and shall only be made available to those within its organization specifically responsible for the implementation of this Agreement.

4.4. BUYER shall immediately inform SELLER of any observation/s or complaint/s received from customers in respect of the Products and SELLER shall promptly correct its manufacturing processes to correct such problem/s. Repeated failure to correct a problem in a timely fashion shall constitute sufficient reason for early termination of this Agreement by BUYER.

4.5. BUYER shall keep SELLER informed of (i) the laws and regulations applicable to the importation of canned tuna and to the Products including, INTER ALIA, import regulations, labeling & packing specifications, food safety requirements, etc.

5.       SELLER'S DUTIES

5.1. SELLER shall communicate information monthly to BUYER regarding the current market price and market trends for Raw Material costs (low, average and high) in Mexico, as well as information regarding competitive activities.

5.2. SELLER shall pack tuna for and on behalf of BUYER in accordance with BUYER's specifications and directives. SELLER shall handle all Direct Material and Raw Material supplied by BUYER under this Toll Packing Agreement with care and shall maintain safe and sanitary warehousing, processing and canning facilities at all times in accordance with established standards for Good Manufacturing Practices ("GMP"). SELLER shall be responsible for the implementation without delay, of any changes, modifications or processes required by BUYER's representative on site to bring the packing in line with established GMP, FDA or BUYER's guidelines. SELLER agrees to implement a Hazard Analysis Critical Control Point ("HACCP") program as soon as deemed practical and reasonable by BUYER, but no later than one year from the date this Agreement is signed.

5.3. SELLER shall receive and hold at SELLER's Cold Storage warehouse at the plant ("Cold Storage"), BUYER's Raw Material inventory in a secure and locked part of the facility. SELLER guarantees that products will only be stored in metal bins in secure rooms at an ambient temperature of no more than -10 DEG C (minus ten degrees centigrade) and that all generators shall be maintained in good working order at all times in order to prevent power outages that could affect the quality of BUYER's Raw Material. SELLER shall clearly mark the bins of Raw Material that belong to BUYER and prevent BUYER's Raw Material from being intermingled with other fish belonging to SELLER or that of any other third party, both in cold storage and during the manufacturing process. SELLER agrees that the approximately 900 square meters of cold storage warehouse that contains BUYER's Raw Material shall be secured by a double pad lock, with the keys for the first padlock held at all times by BUYER's representative on site, and the key to the second padlock by SELLER's employee.

ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 7

5.4. SELLER shall receive and warehouse in its bonded warehouse, at no cost to BUYER, all Direct Materials needed for toll-packing. SELLER shall be responsible for all import and reexport formalities in Mexico so as to enable materials to enter Mexico and to be reexported duty free. Any custom brokerage costs associated with the importation of Direct Material into Mexico shall be borne by BUYER.

5.5. SELLER shall submit to BUYER or to BUYER's representative on site, on the Friday of each week, a form duly filled and signed by SELLER showing the Raw Material receipt for each delivery, broken down by fish specie and weights. The form shall contain specific annotation relative to the quality of incoming Raw Material together with copies of laboratory reports for histamine and salt content tests.

5.6. SELLER shall furnish BUYER at least once a week, on each Monday, for the preceding week, a complete accounting of Raw Material, Direct Material and rejects used in production, as well as an inventory-on-hand report using the First-in First-out accounting method. SELLER shall perform physical inventories at its own expense at least once every two months. SELLER shall be responsible for the cost of any inventory shortage after Direct and/ or Raw Materials are received at SELLER's warehouse.

5.7. SELLER shall provide BUYER with proof of insurance, covering all risks, no later than 30 (thirty) days prior to the first scheduled pack time. The insurance policy shall be issued by an international carrier with a AAA rating, and shall cover the full value Plus 10% (ten percent) of Direct Material and Raw Material belonging to BUYER while the product is under SELLER's control. BUYER shall be provided with a certificate of endorsement issued by the insurance company showing BUYER as the beneficiary. Upon expiration of the policy SELLER shall cause a new one to be reissued without any time gap during which BUYER's assets are unprotected.

5.8. SELLER shall inform BUYER immediately concerning any event that could potentially affect production, capacity, delivery timing, or shipment of Products purchased under this Agreement, as well as with any information needed by BUYER for carrying out its obligations under this Agreement

5.9. SELLER shall only process at its facilities dolphin-safe tuna as currently defined by the US Maritime Fisheries, United States laws and the environmental groups active in dolphin preservation.

6.       ANNUAL VOLUMES AND CAPACITY

6.1. During the term of this agreement and any renewal thereof, BUYER undertakes to purchase from SELLER, not less than 850,000 Cases of Finished Products within a calendar year, subject to the availability of Raw Material, and SELLER undertakes to manufacture for BUYER all of BUYER's requirements up to an aggregate of 850,000 cases of Finished Products per calendar year. This quantity may be increased or decreased at any time by written agreement of the parties.

6.2. SELLER shall make available to BUYER a production capacity of no less than 50 tons of Raw Material per day, per eight hour shift, based on an average fish size of 5 kilos and up.

6.3. BUYER shall endeavor to provide steady production orders to SELLER to ensure maximum capacity utilization, however it is clearly understood that such orders will be subject to market conditions, availability of frozen Raw Material, and the competitiveness of Raw Material costs at any one point in time. For this reason, SELLER shall work closely with BUYER to provide a flexible manufacturing schedule to fit BUYER's needs and opportunities.

7.       ORDERS

ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.          Page 8


7.1. SELLER shall pack, label and warehouse Finished Products packed for BUYER in accordance with BUYERS' written orders, instructions and specifications.

7.2. Purchase Orders ("P/O") and Shipping Instructions ("S/I") shall be submitted to SELLER on a regular basis by BUYER. Such S/I (Exhibit "C") shall be submitted with as long a lead time as possible, but shall only be binding upon BUYER when both the following documents have been issued: (a) BUYER has issued a P/0 (Exhibit "D"), and (b) BUYER has issued a S/I which contains specific shipping and delivery instructions in support of the P/O for each container or truck load.

7.3. SELLER shall inform BUYER in writing within 48 hours of receipt of a P/O or S/I if, for whatever reason, it is unable to meet the specified delivery date. SELLER may not unreasonably reject or postpone delivery of orders transmitted by BUYER. Any refusal of order/s contrary to good faith shall be considered as a breach of contract. Furthermore SELLER agrees that it shall not subcontract, farm out or assign any part of the manufacturing process to outside vendors without BUYER'S written approval.

7.4. SELLER shall make the first containers available for shipment to BUYER during the Second week of October, 1996. BUYER shall issue Purchase Orders and Shipping Orders no later than one month prior to the first shipment.

7.5. SELLER undertakes, in good faith, to fill all orders placed by BUYER within 10 (ten) days of receipt of a signed Purchase Order submitted by fax or by mail.

7.6. BUYER agrees to order and take delivery of minimum quantities of one truck or container load at a time, or in multiples thereof. It is expressly agreed however that BUYER will be allowed to mix different Products, labels and can sizes within the same container.

8.       PRICES AND COST ACCOUNTING

8.1. BUYER shall pay SELLER a fee of US $3.75 (three dollars and seventy five cents) net per Case of Finished Product ("Seller's Fee").

8.2. SELLER shall invoice BUYER monthly for Cold Storage at an all-inclusive rate of US$ 28 per ton, per month, calculated based on the actual average daily inventory held in cold storage. This cost shall include all in and out, metal bin rental, and insurance for the greater of 125% of the value of the Raw Material held in cold storage, or the actual replacement cost.

8.3. At the end of each week, SELLER shall furnish to BUYER written records of each lot of raw material ("Raw Material Inventory") used in production and the production yields achieved for each lot in accordance with BUYER's reporting format. Each lot shall indicate the weight category per specie, total weight per category, the achieved Yield based on fish size and specie, and the actual number of Cases of Finished Products manufactured from each lot of raw material, by applying the following formula:

         (# of tons) X (Cost of Raw Material Per Ton)    No. of Cases of
         --------------------------------------------  =  Finished Product
                    Case Yield

         SELLER shall use the First In, First Out method to account for BUYER's Raw Material used in manufacturing and to calculate the Cost of Raw Material Per Case of Finished Product. An Excel spreadsheet shall be maintained by SELLER and transmitted to BUYER weekly to show the inventory movements of incoming raw material and outgoing finished products.

         The Cost of Raw Material Per Case shall be determined weekly and applied to the calculation of the Finished Product. Even though BUYER will source and procure the fish raw material, SELLER shall declare the value of fish used on all invoices to BUYER in accordance with the above formula.

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ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 9

8.4. BUYER shall be responsible for the cost of all Direct Material used in production. BUYER and SELLER shall agree on an acceptable percentage of rejects for each material and SELLER shall be responsible for the accounting of all material used in production as well as for rejects. Rejects shall be kept for BUYER's verification and only disposed of after BUYER's representative has signed-off on it. In the event the production rejects exceed mutually agreed threshold, SELLER shall reimburse BUYER for the cost of excess material used in production, and BUYER shall be free to deduct the fully-loaded value of such excesses from any and all amounts owed SELLER by BUYER.

8.5. SELLER shall purchase from BUYER 100% (one hundred percent) of the fish scrap for processing into fish meal. BUYER shall invoice SELLER US $20 (twenty) per ton of fish scrap used in production. At BUYER's sole option, BUYER may request a separate payment or request SELLER to issue a credit note in favor of BUYER.

8.6. In the event actual production Yields are better than those specified in paragraph 1.1.8 above, it is expressly agreed that one hundred percent of the benefit of those improvements shall accrue to BUYER. In this event SELLER shall deliver to BUYER a greater number of Cases per ton of Raw Material than anticipated under this contract.

9.       PAYMENT TERMS & METHODS

9.1. SELLER shall ship Products to BUYER weekly or bi-monthly in units of no less than one truck load (1,960 cases) at a time. SELLER's Fee shall be due and payable 30 days from receipt of invoice. BUYER shall pay all invoices in US dollars by wire transfer or by check made payable to SELLER.

9.2. BUYER agrees to help fund SELLER's cash flow for a period of up to six months from the Effective Date of this Agreement, by opening in favor of SELLER an irrevocable and transferable Letter of Credit covering SELLER's Fees in connection with Finished Products manufactured for BUYER and exported to BUYER.

9.3. SELLER's Fees shall be due and payable only after Products have been approved by the US Food and Drug Administration for entry in the United States. In the event that the US FDA rejects a particular shipment, SELLER shall immediately reimburse BUYER all costs associated with the production of the rejected shipment based on BUYER's fully-loaded costs. Such payments shall be due and payable in full within 70 days of BUYER's invoice to SELLER, on the understanding that BUYER shall charge SELLER a financing cost of 11% per annum over and above the fully-loaded cost, during the period the debt is outstanding. Upon receipt of payment by BUYER, SELLER shall be free to sell rejected Products in the Mexican market, after such Products have been relabelled with the SELLER's own labels. All transport costs, import fees, warehousing and tests associated with the delivery of a rejected container shall be borne by SELLER.

9.4.     At BUYER's sole option, BUYER shall either cause:

         (a) an irrevocable letter of credit to be opened in favor of SELLER in the amount of US$ 350,000, which SELLER shall use as collateral to finance plant and capital improvements as well as new equipment needed to: (a) bring SELLER's facilities up to BUYER's quality standards and, (b) finance the implementation of a HACCP quality assurance program, and (c) finance a Yield improvement program ("Capital Improvements"). The letter of credit shall allow SELLER to draw an amount of US $0.10 (ten cents) per Case of Finished Product exported to BUYER. This fee shall be payable over and above the Seller's Fee. Drawings shall be in amounts of no less than $5,000 at a time.

         or

ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 10

         (b) payments to be made directly to suppliers of equipment and services needed for the Capital Improvements. In this event, BUYER shall be the sole owner of all Capital Improvements and no payment will be due SELLER in connection with the use of such equipment.

9.5. SELLER may not at any time during the term of this Agreement or any renewal thereof use or process for its own account, take possession of, dispose of, or transfer BUYER's Direct Materials and/or Raw Materials to satisfy any of BUYER's obligations or SELLER's claim against BUYER.

9.6. SELLER shall keep all BUYER-financed Capital Improvements, Direct Material and Equipment free and clear of any lien, encumbrances, hypothecation or charge of any kind during the term of this Agreement and any renewal thereof. It shall the the responsibility of SELLER to cause BUYER's lien on Equipment and Direct Material to be registered in the Official Registry in Ensenada within seven days of the signature of this Agreement, and to provide BUYER with a copy of such registration.

9.7. In the event this Agreement is terminated prematurely for any reason whatsoever, or upon its expiry, SELLER shall have the option of either
         (a) returning to BUYER all Capital Improvements belonging to BUYER, or
         (b) reimbursing BUYER for all payments made, directly or indirectly, by BUYER to finance such Capital Improvements and to pay for inventoried Raw Material and Direct Material. At BUYER's sole option, BUYER may convert SELLER's indebtedness toward BUYER into SELLER's voting shares of preferred or common at the then prevailing book value.

10.      WARRANTIES AND INDEMNIFICATION

10.1. SELLER hereby guarantees that no Product shipped to BUYER shall be, as of the date of such shipment or delivery, adulterated or misbranded or unsafe within the meaning of the US Federal Food, Drug and Cosmetic Act with all revisions and amendments pertaining thereto (including the Pesticide and Food Additive Amendments of 1958) or within the meaning of any substantially similar state law.

         SELLER hereby agrees to defend, pay, indemnify and hold BUYER harmless from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorneys fees, resulting from or in connection with liability or loss arising from use, distribution and marketing of any Products furnished by SELLER.

         SELLER agrees to indemnify and hold BUYER harmless from liability, suits or actions of any kind arising from the use, distribution and marketing of any products furnished by SELLER, however SELLER shall not indemnify and hold BUYER harmless from any loss or liability arising out of the negligent acts or omissions of BUYER, its agents or employees.

10.2. BUYER and SELLER shall carry separately and at their own expense an insurance policy providing INTER ALIA, product liability coverage in an amount of at least US$1,000,000 (one million US dollars). SELLER undertakes to name BUYER an additional insured party under SELLER's policy no later than thirty (30) days from the date this Agreement is signed, SELLER shall furnish BUYER with the original policy or policies or duly executed certificates for the same together with satisfactory evidence of payment of the premium thereof.

10.3. SELLER guarantees that at all times, during the term of this Agreement and any renewal thereof, any Direct Material, Raw Materials, or equipment belonging to BUYER (BUYER's Assets") shall at all times be held in storage at SELLER's own facilities, free and clear of any lien, encumbrances, hypothecation or charge of any kind. In this respect, SELLER shall cause no later than 30 days from the date of this agreement a filing to be made with the appropriate Mexican authorities, a lien in favor of BUYER on all Direct Material and Raw Material shipped by BUYER to SELLER for use in production.

ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 11

11.      QUALITY CONTROL

11.1. SELLER shall, at any time during performance of its obligations hereunder, permit BUYER to maintain a representative in those areas of the plant where Raw Material, ingredients, Direct Materials, or Finished Products are stored, handled or processed, and to enable BUYER to inspect said facilities and assess the procedures followed by SELLER to assure that said plants, facilities and procedures are consistent with BUYER's quality standards and with any other requirement which may be agreed upon from time to time by and between the parties.

11.2. SELLER shall provide at no cost to BUYER a furnished office, a phone line and a fax line (overseas calls charged to BUYER) to permit BUYER's full time representative to fulfill his duties relative to quality assurance and production monitoring.

11.3. SELLER shall permit BUYER's representative to inspect each lot of Finished Products prior to accepting the lot, in accordance with BUYER's standard sampling procedures as defined in BUYER's or BUYER's Specifications. In the event BUYER's representative rejects a particular lot that is found to be sub-standard, it will be the SELLER's responsibility to segregate rejected Products in its warehouse and to maintain a separate accounting for rejected Products. It is expressly agreed that BUYER's representative shall refrain from giving orders to SELLER's employees and shall discuss quality issues strictly with SELLER's Supervisor.

12.      DELIVERY AND STORAGE

12.1. SELLER shall deliver Finished Products to BUYER on an ex-factory basis, loaded and braced in the truck or container.

12.2. Container/truck loading inspection procedures shall be the sole responsibility of SELLER. In this respect SELLER will undertake to inspect every container/truck for leaks, damage or defects that could result in damage to the Products in transit. SELLER shall only accept from shipping lines and freight forwarders, containers or trucks that meet or exceed BUYER's requirements for water-proofing and quality. Any containers that does not meet BUYER's requirements shall be replaced before loading. SELLER will load all containers in accordance with BUYER's loading instructions and cause appropriate bracing to be placed within the container in order to prevent cargo damage caused by load shifts in transit.

12.3. SELLER shall store and warehouse Products in a moisture-free environment, in accordance with generally accepted standards, so as to minimize the risk of Product deterioration or contamination that could render the Product unfit for consumption. SELLER's warehouse shall be secure against theft and shall be free of rodent infestation.

12.4. All finished Products shall be warehoused by SELLER based on generally accepted principles of stock rotation using the first-in, first-out method, and no charge shall be made to BUYER for warehousing of Direct Materials or Finished Products.

13.      INSPECTION ACCEPTANCE CLAIMS

13.1. All Products shall be received at its final destination subject to BUYER's inspection and acceptance. Claims regarding defective Products shall be made in writing to SELLER no later than ninety (90) days after delivery of the goods at its final destination.

13.2. All claims for shortage shall be reported in writing to SELLER within 30 (thirty) days of the arrival of the container/truck at its final destination. SELLER shall correct shortages at no cost to BUYER or refund BUYER within 10 days for the full cost of Product. SELLER and BUYER shall cooperate with each other in presenting claims for bill of lading shortages or for merchandise damaged in transit.

ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 12

13.3. In the event that certain Product codes are found to be defective after delivery at its final destination and such codes have been inspected by BUYER's quality assurance employees as part of BUYER's pre-shipment organoleptic inspection, it is agreed that BUYER shall bear the responsibility only for defects that can be detected during the course of a normal organoleptic inspection involving a randomly selected sample. However, any defects, whether hidden or not and/or not otherwise easily identifiable during the course or a normal pre-shipment organoleptic inspection of randomly selected samples (e.g. honey combing, vacuum loss, or microbiological contamination), shall automatically be the sole responsibility of SELLER.

14.      PACKAGING AND LABELING

14.1. All preparation, packaging, containerization and loading necessary to preserve quality and to ensure safe transportation of the Products to the US shall be the SELLER's sole responsibility.

14.2. Unless otherwise agreed in writing, SELLER and BUYER shall cooperate to identify and obtain the lowest freight rates for each shipment. All shipping contracts shall be the responsibility of BUYER.

15.      TERMINATION

15.1. Each party may terminate this agreement with immediate effect, by notice given in writing by registered mail, in case of a substantial breach by the other part of the obligations arising out of the contract or in case of exceptional circumstances, as defined below, justifying the earlier termination.

15.2. Any failure by a party to carry out all or part of its obligations under the contract resulting in such detriment to the other party as to substantially deprive it of what it is entitled to expect under the contract, shall be considered as a substantial breach for the purpose of article 15.1. above.

15.3. Any violation of the provisions under articles 4.4, 5, 6, 8, 9.4, 9.5, 9.6, 10, 11, 12, 13, 17, 18 and 19.5 of the present agreement shall also be regarded as a substantial breach of contract.

15.4. Any violation of the contractual obligations may be considered as a substantial breach, if such violation is repeated notwithstanding a written request by the other party to fulfill the contract obligations.

15.5. The parties further agree that the following situations shall be considered as exceptional circumstances that justify the earlier termination by the other party: unavailability of Raw Material at a competitive price, unforeseen hikes in import duties, unforeseen governmental regulations or trade barriers, withdrawal of Mexican Government permits to off load fish in Baja, Mexico, bankruptcy, moratorium, receivership, liquidation or any kind of composition between the debtor and the creditors or any circumstances that are likely to affect substantially one party's ability to carry out its obligations under this contract.

15.6. In the event of termination, for any reason whatsoever, SELLER shall immediately release to BUYER, or BUYER's representatives or agents, all BUYER's Assets in its possession at the time of termination. SELLER shall permit BUYER's representatives to enter and remove BUYER's Assets from SELLER's facilities. In this respect, SELLER shall make every effort to facilitate the immediate and efficient return of BUYER's Assets and the loading of such assets in a container or truck.

16.      FORCE MAJEURE

16.1. Either party may be released from its obligations hereunder in the event that governmental regulations or any other causes beyond the parties' control renders performance impossible. Such

ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 13


         release shall, however, be exclusively limited to that period of time when performance is made impossible.

16.2. Should performance by either party be prevented for more than six consecutive months, then the damaged party shall be entitled to terminate this agreement by written notice 30 (thirty) days before effective termination.

17.      ASSIGNMENT

17.1. The present agreement may not be assigned without the other party's prior written consent.

17.2. In the event this contract is assigned to a third party, the new party will be required to abide by all the terms and conditions of this Agreement.

18.      CONFIDENTIALITY

         Both parties agree to keep all information exchanged during the term of this agreement or any subsequent renewal thereof as strictly confidential, including but not limited to information regarding volume of sales, pricing, market intelligence, competitive offers, systems and procedures, suppliers names and addresses, bills of lading, financial information and Product specifications.

19.      MISCELLANEOUS PROVISIONS

19.1. This contract supersedes any other preceding agreement between the parties on the subject.

19.2. No addition or modification to this contract shall be valid unless made in writing and signed by each party's legal representative.

19.3. The nullity of a particular clause of this contract for whatever reason shall not entail the nullity of the whole agreement, unless the clause is of such importance that the party to the benefit of which it was made would not have entered into the contract had it known that the clause would not have been valid.

19.4. In the event this Agreement is translated into Spanish, it is agreed that only the English version shall be admissible in any arbitration or court proceedings.

19.3 SELLER shall be responsible to register this Agreement with the appropriate authorities in Mexico within seven days of its signature. In this respect, SELLER shall undertake, at its sole expense, to cause whatever legal steps or registration are required with the Federal, State or City Government or the courts, to cause this Agreement to become valid and binding in Mexico.

20.      APPLICABLE LAW:

         This contract shall be interpreted and construed in accordance with the laws of the State of Oregon in the United States of America and shall be governed by said law.

21.      ARBITRATION

21.1. Any dispute arising out of or in connection with the present agreement shall be finally settled in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Rules. The venue of proceedings shall be Portland, Oregon, in the United States, the language of the arbitration shall be English and the substantive law applicable shall be that of the United States. The

ITG/Rowen - Toll Packing Agreement for Canned Tuna, Cont'd.             Page 14


         ruling of the arbitration panel shall be final and binding upon the parties and may be enforced in any court of law deemed appropriate.

21.2. In the event the present Agreement has been translated into other languages, it is expressly agreed that only the original English version shall constitute the official contract. Arbitration proceedings shall be based on the English version of the Agreement and no other translation shall be admissible during such proceedings.

22.      ANNEXES

         The following annexes constitute an integral part of the present agreement:

(i)      Exhibit A.......  FDA Almanac - Standard of Identity for Canned Tuna
(ii)     Exhibit B.......  Sample Purchase Order
(iii)    Exhibit C.......  Sample Shipping Instruction



Agro Industrial Rowen, S.A. de C.V.     International Trade Group, LLC.

 /s/ Alvaro Romero Wendlandt              /s/  Alain L. de la Motte
--------------------------------         -----------------------------
Ing. Alvaro Romero Wendlandt                 Alain L. de la Motte
General Manager                                   President/CEO

                                                                 "Appendix A"
                                                                  Page 1 of 7
                        Section 161.190 CANNED TUNA
    PROMULGATED 2/7/57. REVISED 10/31/90, CORRECTED 2/15/91. REVISED 1/6/93.


                                 *IDENTITY

   (a)(1) Canned tuna is the food consisting of processed flesh of fish of the species enumerated in paragrah (a)(2) of this section, prepared in one of the optional forms of pack specified in paragraph (a)(3) of this section, conforming to one of the color designations specified in paragraph (a)(4) of this section, in one of the optional packing media specified in paragraph
(a)(5) of this section, and may contain one or more of the seasonings and flavorings specified in paragraph (a)(6) of this section. For the purpose of inhibiting the development of struvite crystals, sodium acid pyrophosphate may be added in a quantity not in excess of 0.5 percent by weight of the finished food. It is packed in hermetically sealed containers and so processed by heat as to prevent spoilage. It is labeled in accordance with the provisions of paragraph (a)(8) of this section.

   (2)(AS REVISED 55 FR 45795. 10/31/90: EFFECTIVE 12/31/90: CORRECTED
2/15/91) The fish included in the class known as tuna fish are:

THUNNUS THYNNUS (Linnaeus. 1758)--
   Northern bluefin tuna
THUNNUS MACCOYII (Casteinau. 1872)--
   Southern bluefin tuna
THUNNUS ALALUNGA (Bonnaterre. 1788)--
   Albacore
THUNNUS ATLANTICUS (Lesson. 1830)--
   Blackfin tuna
THUNNUS OBESUS (Lowe. 1839)--
   Bigeye tuna
THUNNUS ALBACARES (Bonnaterre. 1788)--
   Yellowfin tuna
THUNNUS TONGGOL (Bleeker. 1851)--
   Longtail tuna
KATSUWONUS PELAMIS (Linnaeus. 1758)--
   Skipjack tuna
EUTHYNNUS ALLETTERATUS (Rafinesque. 1810)--
   Spotted tunny
EUTHYNNUS LINEATUS Kishinouye. 1920--
   Black skipjack tuna
EUTHYNNUS AFFINIS (Cantor. 1849)--
   Kawakawa
ALLOTHUNNUS FALLAI Serventy. 1948--
   Slender tuna
AUXIS ROCHEI (Risso. 1810)--
   Bullet tuna
AUXIS THAZARD (Lacepede. 1800)--
   Frigate tuna


                                   STYLES

   (3) The optional forms of processed tuna consist of loins and other striated muscular tissue of the fish. The loin is the longitudinal quarter of the great lateral muscle freed from skin, scales, visible blood clots, bones, gills, viscera and from the nonstriated part of such muscle, which part (known anatomically as the median superficial muscle) is highly vascular in structure, dark in color because of retained blood, and granular in form. Canned tuna is prepared in one of the following forms of pack, the identity of which is determined in accordance with the methods prescribed in paragraph
(c)(2) of this section.

   (i) Solid or solid pack consists of loins freed from any surface tissue discolored by diffused hemolyzed blood, cut in transverse segments to which no free fragments are added. In containers of 1 pound or less of net contents, such segments are cut in lengths suitable for packing in one layer. In containers of more than one pound net contents, such segments may be cut in lengths suitable for packing in one or more layers of equal thickness. Segments are placed in the can with the planes of their transverse cut ends parallel to the ends of the can. A piece of segment may be added if necessary to fill a container. The proportion of free flakes broken from loins in the canning operations shall not exceed 18 percent.

   (ii) Chunk, chunks, chunk style consists of a mixture of pieces of tuna in which the original muscle structure is retained. The piecess may vary in size, but not less than 50 percent of the weight of the pressed contents of a container is retained on a 1/2 inch mesh screen.

___________

   *FDA announced (49 FR 23769, 7/16/84) a temporary permit issued to Ralston Purina Co. to market test, for a period of 15 months, beginning no later than 10/15/84, canned tuna in vegetable oil and canned tuna in water which contains a blend of sodium tripolypnosonate and sodium hexametaonosonata. In the processing steps prior to canning these ingredients will be used to reduce loss of natural fluids and protein during cooking, to prevent oxidative changes during product cool-down, and to facilitate separation of loin meat. Ingredients will be used to prevent struvite crystal formation during storage.

   Name of the permit holder changed (50 FR 12/17/35) to Van Camp Seafood Co., Inc. and expiration date of the permit changed to coincide with the effective date of final rule resulting from a proposal to amend the standard or 30 days after termination of such proposal.

   FDA announced (54 FR 40245, 10/13/89) a temporary market test permit issued to Starkist Seafood Co. for 300,000 cases of 48/6oz. canned tuna products containing added natural smoke flavor. At FR 4/13/91 FDA announced extension of the expiration date to coincide with the effective date of final rule resulting from a proposal to amend the standard or 30 days after termination of such proposal.

   FDA announced (56 FR 48212, 9/24/91) a temporary market test permit issued to Bumble Bee Seafoods, Inc. for 300,000 24/6 1/8 oz. cases each of canned tuna with jalapeno peppers in spring water, and canned tuna with jalapeno peppers in soybean oil. At FR 7/21/92 FDA announced amendment to the permit to increase the distribution area, and increase the quantity of chunk light tuna with jalapeno in oil to 400,000 cases.

416
                                                 THE ALAMANAC--Volume 1--1993

     (iii) Flake or flakes consist of a mixture of pieces of tuna in which more than 50 percent of the weight of the pressed contents of the container will pass through a 1/2 inch mesh screen, but in which the muscular structure of the flesh is retained.

     (iv) Grated consists of a mixture of particles of tuna that have been reduced to uniform size, that will pass through a 1/2 inch mesh screen, and in which the particles are discrete and do not comprise a paste.

     (v) Any of the specified forms of pack of canned tuna may be smoked. Canned smoked tuna shall be labeled in accordance with the provisions of paragraph (a)(8)(v) of this section.

                              COLOR DESIGNATIONS

     (4) Canned tuna, in any of the forms of pack specified in paragraph
(a)(3) of this section, falls within one of the following color designations, measured by visual comparison with matte surface neutral reflectance standards corresponding to the specified Munsell units of value, determined in accordance with paragraph (a)(7) of this section.
     (i) WHITE. This color disignation is limited to the species Thunnus alalunga (albacore), and is not darker than Munsell value 6.3.
     (ii) LIGHT. This color designation includes any tuna not darker than Munsell value 5.3.
     (iii) DARK. This color designation includes all tuna darker than Munsell value 5.3.
     (iv) BLENDED. This color designation may be applied only to tuna flakes specified in paragraph (a)(3)(iii) of this section, consisting of a mixture of tuna flakes of which not less than 20 percent by weight meet the color standard for either white tuna or light tuna, and the remainder of which fall within the color standard for dark tuna. The color designation for blended tuna is determined in accordance with paragraph (a)(7) of this section.

                                 PACKING MEDIA

     (5) (AS REVISED 58FR 2850. 1/6/93) Canned tuna is packed in one of the following optional packing media.
     (i) Any edible vegetable oil other than olive oil, or any mixture of such oils not containing olive oil.
     (ii) Olive oil.
     (iii) Water.
     (6) Canned tuna may be seasoned or flavored with one or more of the following:
     (i) Salt.
     (ii) Monosodium glutamate.
     (iii) Hydrolyzed protein declared in accordance with the applicable provisions of Section 101.22.
     (iv) Spices or spice oils or spice extracts.

     (v) Vegetable broth in an amount not in excess of 5 percent of the volume capacity of the container, such broth to consist of a minimum of 0.5 percent by weight of vegetables: Beans, cabbage, carrots, celery, garlic, onions, parsley, peas, potatoes, green bell peppers, red bell peppers, spinach, and tomatoes.

     (vi) Garlic.

     (vii) Lemon flavoring to be prepared from lemon oil and citric acid together with safe and suitable carriers for the lemon oil which are present at nonfunctional and insignificant levels in the finished canned food. When lemon flavoring is added, a safe and suitable solubilizing and dispersing ingredient may be added in a quantity not exceeding 0.005 percent by weight of the finished food. A substance used in accordance with this paragraph is deemed to be suitable if it is used in an amount no greater than necessary to achieve the intended flavor effect, and is deemed to be safe if it is not a food additive as defined in section 201(s) of the Federal Food, Drug, and Cosmetic Act (the act), or if it is a food additive as so defined, it is used in conformity with regulations established pursuant to section 409 of the act.

     (viii) Edible vegetable oil or partially hydrogenated vegetable oil, excluding olive oil, used alone or in combination in an amount not to exceed 5 percent of the volume capacity of the container, with or without any suitable form of emulsifying and suspending ingredients that has been affirmed as GRAS or approved as a food additive to aid in dispersion of the oil, as seasoning in canned tuna packed in water.

                              DETERMINING COLOR

     (7) For determination of the color designations specified in paragraph
(a)(4) of this section, the following method shall be used: Recombine the separations of pressed cake resulting from the method prescribed in paragraph
(c)(2) of this section. Pass the combined portions through a sieve fitted with woven-wire cloth of 1/4-inch mesh complying with the specifications of such cloth set forth in "Official Methods of Analysis of the Association of Official Analytical Chemists," 13th Ed. (1980), Table 1. "Nominal Dimensions of Standard Test Sieves (U.S.A. Standard Series)," under the heading "Definitions of Terms and Explanatory Notes," which is incorporated by reference(1). Mix the sieved material and place a sufficient quantity into a 307 x 113 size container (bearing a top seam and having a false bottom approximately 1/2 inch deep and painted flat black inside and outside) so that after tamping and

--------
(1) For availability of reference materials see beginning of Part 146, this Almanac.

THE ALMANAC--Volume 1-- 1993                                                417
smoothing the surface of the sample the material will be 1/8 inch to 1/4 inch below the top of the container. Within 10 minutes after sieving through the 1/4 inch mesh wire-woven cloth, determine the Munsell value of sample surface.

     (i) Determine the Munsell value of the sample surface so prepared. The following method may be used, employing an optical comparator, consisting of a lens and prism system which brings two beams of light, reflected from equal areas of sample surface and standard surface, respectively, together, within an eyepiece, so as to show an equally divided optical field. The scanned areas of sample and standard surface are not smaller than 2 square inches. Light reaching the eye is rendered sufficiently diffuse, by design of eyepiece and comparator, so that detail of the sample surface will remain undefined, to a degree such as to avoid visual confusion in observation of a match of over-all intensity of reflected light. The eyepiece contains a color filter centering at a wave-length between 550 microns and 560 microns. The filter does not pass appreciable visible radiation of wavelengths below 540 microns or above 570 microns. The passed wavelength band is of a monochromaticity sufficient to cause a sample and a neutral standard of equal reflectance to appear of the same hue. The comparator is rigidly mounted on a vertical stand attached to the base in which arrangement is provided for securely and accurately positioning two cans of size 307 x 113 in the two fields of view. Mounted on the base are two shaded lamps, which direct the center of their beams of light at about a 45 degree angle to the plane of the sample and standard surfaces. The lamps are so positioned that light from one bears mainly upon the sample surface and light from the other mainly on the standard surface, and are so placed in relation to sample and standard that no shadows, as from the can rims, appear in the fields of view. The lamps are strong enough to furnish adequate and convenient illumination through eyepiece and filter. Means is provided to alter the light intensity of one lamp in relation to the other, as may conveniently be achieved by using a 100 watt tungsten filament bulb in one lamp and using, in the other, a similar 150-watt bulb connected with the power source through a suitable rheostat. The stand is equipped with nonglossy black curtains on the side of the observer, to exclude variation in extraneous light reflected from the person of the observer.

     (ii) To adjust the comparator, place a pair of matte surface standards of Munsell value 5.3, mounted as described in paragraph (a)(7)(iv) of this section, in position in the comparator base, and adjust the intensity of the variable lamp until the two halves of the optical field, viewed through the eyepiece, are of equal brightness. Then remove one of the standards and replace it with the prepared sample. Without altering any other adjustments, observe through the eyepiece whether the sample appears lighter or darker than the standard. In case of examination of albacore designated "white", conduct the procedure using standards of Munsell value 6.3.

     (iii) The standards with which comparisons are made are essentially neutral matte-finish standards, equivalent in luminous reflectance of light of 555 microns wavelength to 33.7 percent of the luminous reflectance of magnesium oxide (for Munsell value 6.3) and 22.6 percent of the luminous reflectance of magnesium oxide (for Munsell value 5.3), as given by the relationship between Munsell value and luminous reflectance derived by a subcommittee of the Optical Society of America and published in the "Journal of the Optical Society of America" Volume 33, page 406 (1943), which is incorporated by reference.(1)

     (iv) These standards shall be cut in circles 3-1/4 inches in diameter and shall be mounted in 307 x 113 size containers, bearing a top seam and painted flat black inside and outside, so that the surfaces of the standards are 3/16 inch below the top of the containers in which they are mounted.

     (v) In the case of blended tuna, the foregoing method shall be varied by first separating the tuna flakes of the two different colors before passing them through the 1/4 inch mesh sieve, then proceeding with each portion separately for the determination of its color value, employing, if necessary, a sample container with false bottom greater than 1/2 inch deep.

                                    LABELING

     (8)(i) The specified names of the canned tuna for which definitions and standards of identity are prescribed by this section, except where water is the packing medium or where the tuna is smoked, are formed by combining the designation of form of pack with the color designation of the tuna; for example, "Solid pack white tuna", "Grated dark tuna", etc. In the case of blended tuna, there shall be used both applicable color designations of the blended flakes, in precedence determined in accordance with the predominating portion found in the container; for example, "Blended white and dark and tuna flakes", "Blended dark and light tuna flakes".

     (ii) The specified name of canned tuna when water is used as the packing medium is

                                               THE ALMANAC -- Volume 1 -- 1993

418

---------------
     (1) For availability of reference materials see beginning of Part 145, this Almanac.

formed as described in paragraph (a)(8)(i) of this section, followed by the words "in water"; for example, "Grated light tuna in water".

    (iii) When the packing medium is vegetable oil or olive oil, the label shall bear the name of the optional packing medium used, as specified in paragraph (a)(5) of this section, preceded by the word "in" or the words "packed in". In case of the optional ingredient specified in paragraph
(a)(5)(i) of this section, the name or names of the oil used may be stated, or the general term "vegetable oil" may be used.

    (iv) In case solid pack tuna is packed in olive oil, the designation "Tonno" may also appear.

    (v) In case any of the specified forms of canned tuna are smoked, the word "smoked" shall appear as a part of the name on the label; for example, "Smoked light tuna flakes".

    +(vi) (AS REVISED 58 FR 2850, 1/6/93) Where the canned tuna contains one or more of the ingredients provided for in paragraph (a)(6) of this section, the label shall bear the statement "Seasoned with _______", the blank being filled in with the name or names of the ingredient or ingredients used, except that if the ingredient designated in paragraph (a)(6)(v) of this section is used, the blank shall be filled in with the term "vegetable broth", and if the ingredients designated in paragraph (a)(6)(viii) of this section are used, the blank may be filled in with the term "oil", and if the ingredient designated in paragraph (a)(6)(iv) of this section is used alone, the label may alternatively bear either the statement "spiced" or the statement "with added spice"; and if salt is the only seasoning ingredient used, the label may alternatively bear any of the statements "salted", "with added salt", or "salt added". If the flavoring ingredients designated in paragraph (a)(6)(vii) of this section are used, the words "lemon flavored" or "with lemon flavoring" shall appear as part of the name on the label; for example, "lemon flavored chunk light tuna". Citric acid and any optional solubilizing and dispersing agent used as specified in paragraph (a)(6)(vii) of this section in connection with lemon flavoring ingredients or emulsifying and suspending ingredients used as specified in paragraph (a)(6)(viii) of this section shall be designated on the label by their common or usual name.

    (vii) Where the canned tuna contains the optional ingredient sodium acid pyrophosphate as provided in paragraph (a)(1) of this section, the label shall bear the statement "pyrophosphate added" or "with added pyrophosphate".

    (viii) Wherever the name of the food appears on the label so conspicuously as to be easily seen under customary conditions of purchase, the names of the optional ingredients used, as specified in paragraphs
(a)(8)(iii), (vi), and (vii) of this section (except if lemon flavoring is added, this subparagraph applies only to the terms "lemon flavored" or "with lemon flavoring", not to the constituent ingredients of that flavoring or to any optional solubilizing or dispersing ingredient used in connection with lemon flavoring ingredients), shall immediately and conspicuously precede or follow such name without intervening, written, printed, or graphic matter, except that the common name of the species of tuna fish may so intervene; but the species name "albacore" may be employed only for canned tuna of that species which meets the color designation "white" as prescribed by paragraph
(a)(4)(i) of this section.

    (ix) Statements of optional ingredients present required by paragraph
(a)(8)(vi) of this section, but not subject to the provisions of paragraph
(a)(8)(vii) of this section shall be set forth on the label with such prominence and conspicuousness as to render them likely to be read and understood by the ordinary individual under customary conditions of purchase.

    (b) (Reserved)

                               FILL OF CONTAINER

    (c)(1) The standard of fill of container for canned tuna is a fill such that the average weight of the pressed cake from 24 cans, as determined by the method prescribed by paragraph (c)(2) of this section, is not less than the minimum value specified for the corresponding can size and form of tuna ingredient in the following table:


     I.                                                           II.
Can size and                                              Minimum value for
form of tuna                                          weights of pressed cake
ingredient                                               (average of 24 cans)

                                                                   OUNCES
211 x 109:
    Solid..........................................................  2.25
    Chunks.........................................................  1.98
    Flakes.........................................................  1.98
    Grated.........................................................  2.00

307 x 113:
    Solid..........................................................  4.47
    Chunks.........................................................  3.92
    Flakes.........................................................  3.92
    Grated.........................................................  3.96

401 x 206:
    Solid..........................................................  8.76
    Chunks.........................................................  7.58
    Flakes.........................................................  7.58
    Grated.........................................................  7.76

603 x 408:
    Solid..........................................................  43.2
    Chunks.........................................................  37.9
    Flakes.........................................................  37.9
    Grated.........................................................  38.3


----------
+See copy regarding FDA's proposed revision immediately following this standard.

THE ALMANAC--Volume 1--1993                                              419

If the can size in question is not listed, calculate the value for column II as follows: From the list select as the comparable can size that one having nearest the water capacity of the can size in question, multiply the value listed in column II for the same form of tuna ingredient by the water capacity of the can size in question, and divide by the water capacity of the comparable can size. Water capacities are determined by the general method provided in Section 130.12(a) of this chapter. For the purposes of this section, cans of dimensions 211 x 109 shall be deemed to have a water capacity of 68 degrees Fahrenheit of 3.55 avoirdupois ounces of water; cans of dimensions 307 x 113, a water capacity of 7.05 avoirdupois ounces of water, cans of dimensions 401 x 206, a water capacity of 13.80 avoirdupois ounces of water; and cans of dimensions 603 x 408, a water capacity of 68.15 avoirdupois ounces of water.

                               TESTING METHODS

     (2) The methods referred to in paragraph (c)(1) of this section for determining the weight of the pressed cake and referred to in paragraph
(a)(3)(i) of this section for determining the percent of free flakes and the percent of pieces that pass through a 1/2 inch mesh sieve are as follows:

     (i) Have each of the 24 cans and contents at a temperature of 75 degrees Fahrenheit within equals 5 degrees Fahrenheit. Test each can in turn as follows:

     (ii) Cut out the top of the can (code end), using a can opener that does not remove nor distort the double seam.

     (iii) With the cut top held on the can contents, invert the can, and drain the free liquid by gentle finger pressure on the cut lid so that most of the free liquid drains from the can.

     (iv) With the cut lid still in place, cut out the bottom of the can with the can opener, then turn the can upright and remove the cut can top (code end). Scrape off any adhering tuna particles into the tuna mass in the can.

     (v) Place the proper size of press cylinder as provided in paragraph
(c)(3)(i) of this section in a horizontal position on a table; then, using the cut bottom of the can as a pusher, gently force the can contents from the can into the cylinder so that the flat side of the can contents lies in contact with the bottom of the cylinder. Remove the bottom of the can that was used as the pusher and scrape any adhering particles from the can body and bottom of the can, and put them in the cylinder.

     (vi) Place the cylinder plunger on top of the can contents in the cylinder. Remove the eyebolt and put the cylinder and plunger in position on the press (paragraph (c)(3)(iii) of this section).

     (vii) Begin the operation of the press and as soon as liquid is observed coming from the cylinder start timing the operation. Apply pressure to the plunger slowly and at a uniform rate, so that a full minute is used to reach a pressure of 384 pounds per square inch of plunger face in contact with the can contents. Hold this pressure for 1 additional minute and then release the pressure and disengage the plunger from the press shaft. Tip the press cylinder so that any free liquid is drained out.

     (viii) Remove press cylinder with plunger from the press, insert eyebolt in plunger and withdraw it from the cylinder. Loosen the pressed cake from the cylinder with a thin blade and remove the entire press cake as gently as possible, to keep the mass in a single cake during this operation. Place the pressed cake and any pieces that adhered to the plunger and cylinder in a tared receiving pan and determine the weight of the pressed material.

     (ix) For cans larger than 401 x 206, cut out the top of the can and drain off free liquid from the can contents as in operations described in paragraphs (c)(2)(ii) and (iii) of this section. Determine the gross weight of the can and remaining contents. Using a tared core cutter as provided for in paragraph (c)(3)(ii) of this section, cut vertically a core of the drained material in the can. Determine the weight of the core. With a thin spatula transfer the core to the pressing cylinder for 401 x 206 cans. Determine the weight of the pressed cake as in the operations described in paragraphs
(c)(2)(v) through (viii) of this section. Remove the remaining drained contents of the can, reserving the contents for the determination of free flakes (paragraph (c)(2)(xi) of this section), weigh the empty can, and calculate the weight of the total drained material. Calculate the weight of pressed cake on the entire can basis by multiplying the weight of the pressed cake of the core by the ratio of the weight of the drained contents of the can to the weight of the core before pressing.

     (x) Repeat the determination of weight of pressed cake on the remainder of the 24 cans and determine the average weight of pressed cake for the purpose of paragraph (c)(1) of this section.

     (xi) Determination of free flakes: If the optional form of tuna ingredient is solid pack, determine the percent of free flakes. Any flakes resulting from the operations described in this paragraph (c)(2)(xi) or in other parts of this paragraph are to be weighed as free flakes. Only fragments that were broken in the canning procedure are considered to be free flakes. If the can is of such size that its entire drained contents were pressed as described in paragraphs (c)(2)(i) to (viii) of this section, inclusive, examine the pressed


420                                                THE ALMANAC--Volume 1--1993
cake carefully for free flakes. Using a spatula, scrape free flakes gently from the outside of the cake. Weigh the aggregate free flakes that were broken from the loin segments in the canning procedure and calculate their percentage of the total weight of pressed cake. If the can is of such size that a core was cut for pressing as described in paragraph (c)(2)(ix) of this section, make the examination for free flakes on a weighted portion of the drained material remaining after the core was removed. The weight of the portion examined should be approximately equal the weight of the core before pressing. Calculate the weight of the free flakes that were broken from the loins in the canning procedure as a percentage of the weight of the portion examined.

     (xii) Determination of particle size: If the optional form of tuna ingredient is chunks, flakes, or grated, the pressed cake resulting from the operations described in paragraphs (c)(2)(i) to (ix) of this section, inclusive, is gently separated by hand, care being taken to avoid breaking the pieces. The separated pieces are evenly distributed over the top sieve of the screen separation equipment described in paragraph (c)(3)(iv) of this section. Beginning with the top sieve, lift and drop each sieve by its open edge three times. Each time, the open edge of the sieve is lifted the full distance permitted by the device. Combine and weigh the material remaining on the three top sieves (1-1/2 inch, 1 inch, 1/2 inch screens), and determine the combined percentage retention by weight in relation to the total weight of the pressed cake.

                              TESTING EQUIPMENT

     (3)(i) The press cylinder and plunger referred to in paragraph (c)(2) of this section are made of stainless steel. The press cylinders are made with a lip to facilitate drainage of the liquid. Plungers have a threaded center hole, about half as deep as the thickness of the plunger, for receiving a ringbolt to assist in removing the plunger from the press cylinder. Dimensions for press cylinders and plungers are as follows:

                           FOR CAN SIZE 211 X 109

Press cylinder:
     Inside depth, approximately 3-3/4 inches.
     Inside diameter, 2.593 inches.
     Wall thickness, approximately 3/8 inch.

Plunger:
     Thickness, approximately 1 inch.
     Diameter, 2.568 inches.

                           FOR CAN SIZE 307 X 113

Press cylinder:
     Inside depth, approximately 4 inches.
     Inside diameter, 3.344 inches.
     Wall thickness, approximately 3/8 inch.

Plunger:
     Thickness, approximately 1-1/4 inches.
     Diameter, 3.319 inches.

                           FOR CAN SIZE 401 X 206

Press cylinder:
     Inside depth, approximately 4-1/8 inches.
     Inside diameter, 3.969 inches.
     Wall thickness, approximately 1/2 inch.

Plunger:
     Thickness, approximately 1-1/4 inches.
     Diameter, 3.944 inches.

For can sizes where the diameter is greater than 401, the core cutter described in paragraph (c)(3)(ii) of this section shall be used and the resulting core pressed in the press cylinder for can size 401 x 206. For can sizes differing from those specified in this paragraph (c)(3)(i), special press cylinders and plungers may be used. Special press cylinders have inside diameters 1/10 inch less than the outside diameters, at the double seam, for the can sizes for which the cylinders are used; plunger diameters are 0.025 inch less than the inside diameters of the press cylinders.

     (ii) The core cutter referred to in paragraph (c)(2)(ix and (xi) of this section and paragraph (c)(3)(i) of this section is made from a previously sealed 300 x 407 can. The cover, including the top seam, is cut out. The edge is smoothed and sharpened. A small hole to permit passage of air is made in the bottom.

     (iii) The hydraulic press referred to in paragraph (c)(2)(vi) to (x) of this section, inclusive, is made by so mounting a hydraulic jack, in a strong frame, that it will press horizontally against the center of the plunger in the press cylinder used. The frame is so braced that it does not change shape when pressure is applied. The gauge on the hydraulic jack is so calibrated that it will indicate, for the plunger being used, when the plunger is pressing against the contents of the press cylinder with a pressure of 384 pounds per square inch of plunger face.

     (iv) The sieving device referred to in paragraph (c)(2)(xii) of this section consists of three sieves, each approximately 1 foot square, loosely mounted, one above the other, in a metal frame. The mesh in the top sieve complies with the specifications for 1-1/2 inch woven-wire cloth as set forth in "Standard Specifications for Sieves," as published March 1, 1940, in L.C. 584 of the U.S. Department of Commerce, National Bureau of Standards, which is incorporated by reference(1). The meshes in the sieves below comply with similar specifications for 1 inch and 1/2 inch woven-wire cloth as set forth in the same pub-


----------------
(1) For availability of reference materials see beginning of Part 145, this Almanac.


THE ALMANAC--Volume 1--1993
lication. The sides of each sieve are formed, in a raised rim, from 3/4 inch x 1/8 inch metal strap. The frame has tracks made of 3/8 inch angle metal to support each sieve under each side. The tracks are so positioned as to permit each sieve a free vertical travel of 1-3/4 inches.

     (4) If canned tuna falls below the applicable standard of fill of container prescribed in paragraph (c)(1) of this section, the label shall bear the general statement of substandard fill provided in Section 130.14(b) of this chapter, in the manner and form therein specified.

-------------------------------------------------------------------------------
                                FDA PROPOSAL

                          TUNA INGREDIENT LABELING

At 58 FR 2950, 1/6/93 FDA proposed to add two sentences to the end of Section 161.190(a)(8)(vi) to read as follows:

     (vi) * * * If the vegetable extractives used in manufacturing the vegetable broth include extractives of soybeans, the designation of vegetable broth in the ingredient statement shall be followed by a parenthetical listing as follows: "vegetable broth (includes soybeans)." Alternatively, if vegetable broth containing soybean extractives serves as a flavor and has no flavor enhancing function, it may be listed in the ingredient statement as:
"flavoring (includes soybeans)."

FDA'S PROPOSED EFFECTIVE DATE FOR A FINAL RULE IS 5/8/94.
-------------------------------------------------------------------------------

          International Trade Group, LLC                               PURCHASE ORDER                                P.  1 of 1
 [LOGO]   6700 SW Sandburg Rd                     Note: purchase order number must appear on all packages,       Print Date: 9/4/96
          Tigard, OR 97223                              invoices, correspondence and bills of lading.
          USA
          Ph: (503) 598-9884 Fax: (503)
          598-4391

-----------------------------------------------------------------------------------------------------------------------------------
Supplier                        Vendor No. 177           Ship To                                      Purchase Order #
  Tuna Packers Extraordinaire, S.A. de C.V.                W.T. Young Storage                                   B6-1398-A
  Ensanada, Mexico                                         The Kroger Company                         -----------------------------
                                                           1850 Mercer Road                           Date
                                                           Lexington, Kentucky 40511                        September 4, 1996
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Ordered Via                   Confirming To         Ship Via                                                Requisitioner
    ITQ                           Plant Manager         Overland Carrier w/Interchange at Border                Dal Norris
-----------------------------------------------------------------------------------------------------------------------------------
Minimum Cases per Container   Terms of Sale         Payment Terms                                           Buyer
    1800                          C&F West Coast        Draft Acceptance at 60 days from BOL Date               Brian Brackinreed
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 1.     5400      24/6 oz        11110-22222  24/6 oz Chunk Light Tuna in Water, Kroger label              US$ 15.000  US$81,000.00

 3.     60        Empty Cartons               Please inlclude 20 empty cartons per container for           US$  0.000  US$     0.00
                                              repackaging damaged cases

 4.                                           ((NOTE: THIS IS EXHIBIT B, NOT A VALID PURCHASE ORDER.))

 5.

FOR PRE-SHIPMENT INSPECTION, CONTACT:
DAL NORRIS                                               PHONE: (503) 598-9884
6700 SW SANDBURG ROAD
TIGARD, OR 97223                                                                                      Total Cost >     US$81,000.00

PURCHASE ORDER CONDITIONS:
Products should be manufactured, packed and labelled in accordance with attached specifications and meet US FDA standards of identity typical of this product. Labelling should be under the label mentioned in each Shipping Instructions for the specified item number found on the bar code. Each shipment is to be inspected by our agent prior to delivery to the carrier. Purchase order is subject to our standard Product and Packaging Agreement with the Supplier mentioned above. Draft acceptance and documentation should be addressed immediately after shipment in one lot by express courier to our bank: U.S. National Bank of Oregon, Attn: Robert North, International Banking, 111 S.W. Fifth Avenue, T-16, Portland, Oregon 97204.

AUTHORIZED SIGNATURE: [ILLEGIBLE]

IMPORTANT:
This purchase order and Seller's acceptance hereof is subject to and is expressly limited to the terms and conditions set forth on the front and back side of this purchase order. Any additional or different terms in Seller's acceptance or confirmation forms must be approved in writing by Purchaser or authorized agent thereof.

                                  Exhibit "C"


        International Trade Group, LLC            Shipping Instruction S6-1387B
        6700 SW Sandburg Road
[LOGO]  Tigard, OR 97223                                  Page 1 of 1
        USA
        Ph: (503) 598-9884  FAX: (503) 598-4391


CONTAINER TYPE:     20 Foot Dry                PREFERRED CARRIER:  Shipper's preferred carrier
PORT OF LOADING:    Haimen                     CARRIER's CONTRACT:
PLACE OF DELIVERY:  Louisville, Kentucky       FREIGHT TERMS: C&F Louisville, KY
                                                 Shipper pays FAF, etc.



CONSIGNEE                                                     FOREIGN SHIPPER
---------                                                     ---------------
International Trade Group       Dal Norris                    Jinhua Import & Export Corporation (L7)
6700 SW Sandburg Road           Phone: (503) 598-9884         60 Hong Hu Road
Tigard, OR 97223                Fax:   (503) 598-4391         Jinhua, Zhejiang PRC


TO ARRANGE PICK-UP CONTACT                                    NOTIFY PARTY
--------------------------                                    ------------
International Trade Group, LLC                                International Trade Group
Liu Yong-Ping                                                 6700 SW Sandburg Road
Phone: 22-368-5812                                            Tigard, OR 97223
Fax:   22-368-2194


SEND ORIGINAL DOCUMENTS TO                                    REQUIRED DOCUMENTS
--------------------------                                    ------------------
Star Bank                       International Trade Group     Please refer to Draft Acceptance for required
Attn: International Banking     6700 SW Sandburg Road         documents.
425 Walnut Street               Tigard, OR 97223
Cincinnati, OH 45201


SPECIAL SHIPPING AND LOADING INSTRUCTIONS
-----------------------------------------
  Arrange for delivery to Louisville, Kentucky via US West Coast Port. Check
  container for water-leaking holes. Floor-load cases in interlocking and overlapping pattern to avoid in-transit damage.


                      --THE FOLLOWING ITEMS MUST BE SHIPPED--


             Earliest         Latest Arrival
Order#       Ship Date        Date at POD      UPC Code        Commodity Description
------------------------------------------------------------------------------------------------------------------------
1387B-01     Jun 15, 1996     Jul 21, 1996     11110-8548      4800 cases of 12/8 oz Sliced Waterchestnuts, Kroger label
------------------------------------------------------------------------------------------------------------------------
1387B-02     Jun 15, 1996     Jul 21, 1996     11110-85481     4800 cases of 12/8 oz Whole Waterchestnuts, Kroger label



                                          Issue Date: May 24, 1996
                              NOTE: PURCHASE ORDER MUST APPEAR ON ON ALL CASES,
                                 INVOICES, CORRESPONDENCE AND BILLS OF LADING
Authorized
Signature: [illegible]      IMPORTANT: This order is subject to price quotations
                             and terms received from seller. Seller's acceptance
                              of this order constitutes an acknowledgment that
                               transport will be arranged as specified within
                                        established price guidelines.

                                    [LETTERHEAD]

                                    FAX MESSAGE


TO: (FIRM) I.T.G.                                 FAX NO. 1-503-598-4391
--------------------------------------------------------------------------------
LOCALE:   OREGON                                  DATE:  4 September 1996
--------------------------------------------------------------------------------
ATTENTION: MR. ALAIN DE LA MOTTE                 TOTAL PAGES: 4
--------------------------------------------------------------------------------

     DEAR ALAIN:

     FURTHER TO OUR TELEPHONE CONVERSATION OF EARLIER TODAY!

     ATTACHED ARE COPIES OF THE TECHNICAL INFORMATION THAT I AM FORWARDING TO
ED!

     OUR BASIC LEASE TERMS ARE AS FOLLOWS:
          1. TERM: FIVE (5) YEAR INITIAL TERM, WITH TWO (2) YEAR RENEWAL OPTIONS THEREAFTER
          2. ANNUAL MINIMUM RENTAL: U.S. $25,000.00 PAYABLE IN TWELVE (12) EQUAL PAYMENTS OF U.S. $2083.33. FIRST YEAR PAID IN ADVANCE!
          3. OVERAGE RENTAL: U.S. $O.12 PER CASE (48/6oz cans) FOR ALL PRODUCTION IN EXCESS OF 208,333 CASES IN ANY LEASE YEAR OVER-AGE IS PAYABLE ON AN AS-ACCRUED BASIS.
          4.   INSURANCE IS REQUIRED IN THE AMOUNT OF U.S. $225,000.00!

     NOTE: ALL PAYMENTS ARE "NET" OF ANY APPLICABLE TAXES!

     WE HAVE CONTACTED OUR LEGAL COUNSEL IN BAJA, AND HE IS EXPECTING TO HERE FROM YOU. MR. MANUEL PASERO TIJUANA, B.C. 011-52-66-865557!

     PLEASE ADVISE IF WE CAN PROVIDE ADDITIONAL INFORMATION, PRIOR TO SENDING A "COPY" OF OUR LEASE AGREEMENT FOR YOUR REVIEW!

                                   BEST REGARDS


                                   /s/ Frank Islas
                                   FRANK ISLAS

                                LIABILITIES ASSUMED


                                     EXHIBIT B

                                  LEASE AGREEMENT
                                        FOR
                          SOLID PACK TUNA CANNING MACHINE
                            (For 307 Diameter Size Can)


               THIS LEASE AGREEMENT, made and executed in the State of California, United States of America ("U.S.A."), as of this 30th day of September, 1996, between LUTHI MACHINERY & ENGINEERING CO., INC., a California corporation, whose mailing address is P.O. Box 2679, Gardena, California, 90247, U.S.A., hereinafter called "LESSOR"; and INTERNATIONAL TRADE GROUP, LLC., an Oregon limited liability company, whose principal office address is 6700 S.W. Sandburg Rd., Tigard, Oregon, 97223, hereinafter referred to as "LESSEE":

                                 W I T N E S S E T H:

               WHEREAS, Lessor is the holder of Letters Patent of the United States, Spain, Italy, and Japan, and has constructed a machine capable of being used for the solid packing of tuna and other fish in the fish canning industry, and has made other inventions and discoveries as are revealed in the following documents and drawings:


                                                               30 SEPTEMBER 1996

          (1) United States Letters Patent No. 4,166,140, entitled "Method of Canning Fish";

          (2) United States Letters Patent No. 5,199,241, entitled "Can Star Drive for Solid Pack Tuna Canning Machines";

          (3)  Spanish Letters Patent No. 465,109, entitled
               "Solid Pack Tuna Canning Machine";

          (4)  Italian Letters Patent No. 1,083,748, entitled
               "Solid Pack Tuna Canning Machine";

          (5)  Japanese Letters Patent No. 1,380,477, entitled
               "Solid Pack Tuna Canning Machine."

               WHEREAS, Lessee desires to lease from Lessor the Solid Pack Tuna Canning Machine described in Paragraph 1 of this Agreement ("Machine"), and to place said Machine in the custody of Agroindustrias Rowen S.A. de C.V. ("Rowen") pursuant to a Toll-Packing Agreement between Lessee and Rowen dated September 5, 1996.

               WHEREAS, Lessor is willing to lease said Machine to Lessee under such circumstances, but only if all of the terms and conditions applicable to such circumstances are met.

               NOW, THEREFORE, in consideration of the promises made herein and intending to be legally bound, the parties hereto agree as follows:


                                                               30 SEPTEMBER 1996
                                          2

          1.   LEASE

               Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, a machine for use in the packing of tuna and other fish products in the fish canning industry described as a Solid Pack Tuna Canning Machine, Machine No. SP182-96, hereinafter referred to as the "Machine," upon the terms and conditions and for the terms hereinafter stated. Said Machine shall be used in the filling of 307 diameter size cans as described in Exhibit "A" included herewith.



          2.   TERM

               This Lease shall be for a term of five (5) years to commence on the earlier of (a) the date of first actual use of the Machine by Lessee; or
(b) thirty (30) days after arrival of the Machine at Rowen's plant. Provided Lessee is not in default under this Lease, Lessee may renew this Lease for an additional two (2) year term on expiration of the initial five (5) year term upon the same terms and conditions of the Lease, except as otherwise provided herein. Thereafter, the term of this Lease may be renewed for successive two
(2) year periods upon the same terms and conditions of the Lease, except as otherwise provided herein. Lessee shall notify Lessor in writing as to renewal or termination of this Lease not later than sixty (60) days before the end of the initial five (5) year term, and sixty (60) days before the end of each two (2) year renewal term. If no written notice of Lessee's determination to renew or terminate is given, the term of this Lease shall be deemed to have been renewed as hereinabove provided.


                                                               30 SEPTEMBER 1996
                                          3

          3.   RENT

               3.1 Lessee agrees to pay to Lessor as rental for the use of the Machine an annual minimum rental at the rate of Twenty-Five Thousand United States Dollars (U.S. $25,000.00) for each lease year of the initial five (5) year term of this Lease, or any renewal thereof, net after any applicable local or other taxes (the "Annual Minimum Rental"). The Annual Minimum Rental shall be paid by Lessee to Lessor in twelve (12) monthly installments of Two Thousand Eighty-Three United States Dollars and Thirty-Three United States Cents (U.S. $2,083.33) net after any applicable local or other taxes, on or before the twentieth (20th) day following each month of each lease year of the initial five
(5) year term of this Lease, or any renewal thereof.


               3.2 In addition to the Annual Minimum Rental, Lessee agrees to pay to Lessor for the use of the Machine during each lease year of the initial five (5) year term of this Lease, or any renewal thereof, net after any applicable local or other taxes, a per case (a case for purposes of this Lease shall consist of forty-eight (48) cans) rental ("Overage Rental") at the rate of Twelve United States Cents (U.S. $.12) for each case of 307 diameter size cans, for all such production from the Machine exceeding Two Hundred Eight Thousand Three Hundred Thirty-Three (208,333) cases.


               Overage Rental shall be paid on an as-accrued, monthly basis, concurrently with the monthly installment of the Annual Minimum Rental.


                                                               30 SEPTEMBER 1996

               3.3 Lessee, upon execution of this Lease, notwithstanding Paragraph 3.1, hereinabove, agrees to pay to Lessor Twenty-Five Thousand United States Dollars (U.S. $25,000.00) as advanced payment of the Annual Minimum Rental ("Advanced Deposit") for the first (1st) lease year of the initial five
(5) year term of the Lease, net after any applicable local or other taxes. In the event that the Lease is terminated within its first (1st) lease year as a result of a default by Lessee under terms of the Lease, or by mutual agreement, or by Lessee for any reason, no refund of any portion of the Advanced Deposit shall be due then by Lessor. The Lease shall not be considered in full force and effect until after the Advanced Deposit received by Lessor in Gardena, California, U.S.A.


               During the first (1st) lease year of the initial five (5) year term of the Lease, Lessee shall not make monthly installments of the Annual Minimum Rental as specified in Paragraph 3.1 of the Lease. In the event that production exceeds the quantity stipulated in the Lease, Overage Rental incurred shall be paid on an as-accrued, monthly basis, as specified in Paragraph 3.2, hereinabove.

               3.4 The Annual Minimum Rental and the per case charge for Overage Rental remain subject to the terms and conditions of Section 3.6 of this Lease, or any renewal thereof.



                                                               30 SEPTEMBER 1996

               3.5 On or before the twentieth (20th) day following each month of this Lease, or any renewal thereof, and concurrently with the payment of the monthly installment of the Annual Minimum Rental and any Overage Rental due, Lessee shall render to Lessor a true and correct monthly production report, certified by an official of the Lessee, giving an account of the number of cases and can sizes filled or packed on the Machine during the preceding month. Within twenty (20) days after the end of each lease year, Lessee shall render to Lessor a true and correct annual report, certified by an official of the Lessee, giving an account of the number of cases and can sizes filled or packed on the Machine during the preceding lease year.

               3.6 At the end of the initial five (5) year term of this Lease and at the end of each subsequent two (2) year renewal term of this Lease, Lessor may, at its option, and upon at least ninety (90) days written notice to Lessee prior to the end of such term, increase the Annual Minimum Rental and/or the Overage Rental case rate to the extent of any percentage increase in the Consumer Price Index for all urban consumers (base year 1967=100) for the U.S.A., published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI") which may have taken place since the date the initial term of this Lease commenced (the "Initial Date"). The base period for purposes hereof shall be the CPI published most recently prior to the Initial Date ("Base Index"). The determination of any increase shall be made by comparing the Base Index with the CPI published most recently prior to the end of the initial five
(5) year term or each subsequent two (2) year renewal term, as the case may be.


                                                               30 SEPTEMBER 1996

               3.7 Lessee agrees to keep accurate books and records of the number of cases and the number and sizes of cans filled or packed on the Machine during the term of this Lease, or any renewal thereof, and agrees to permit such books and records to be examined by Lessor and its duly accredited agents, servants and employees to the extent necessary to verify the aforesaid monthly and annual reports. If Lessor disputes the certified annual report of Lessee for any lease year during the term of this Lease or any renewal thereof, Lessor shall have the right to have an independent accounting firm of its choice review such report and examine the books and records of Lessee pertaining thereto. The cost of such independent accounting firm's examination shall be borne by Lessor unless the Overage Rental determined as a result thereof to be due for the lease year in question is more than five percent (5%) higher than the amount thereof first determined to be payable by Lessee, in which case the costs of such examination, as well as any additional monies due, shall be promptly paid by Lessee.



          4.   SHIPPING

               4.1 Lessor shall deliver the Machine to Lessee within 120 days after receipt of signed Lease Agreement, a signed counterpart Bailment Agreement set forth in Exhibit "B" attached hereto ("Bailment Agreement"), and Advanced Deposit as specified in Paragraph 3.3, hereinabove, F.O.B. Gardena, California, U.S.A. (INCOTERMS, 1990), who shall thereupon deliver the Machine to Rowen. Upon delivery of the Machine to Rowen, Lessee shall provide to Lessor any and all documents, instruments, and proof satisfactory to Lessor that the Machine has been imported and delivered to Rowen in compliance with all applicable laws and regulations. Lessor shall not be responsible for


                                                               30 SEPTEMBER 1996
any loss occasioned by any delay in delivery of the Machine that is the result of fire, earthquake, water damage, tornado and wind storm, explosion, smoke and smudge, aircraft, motor vehicle or ship damage, collapse of building or structure, strikes, riots and civil commotion, vandalism and malicious mischief, burglary and theft, government interference or other matters over which Lessor has no control. Lessee shall pay all fees, local or other taxes, freight, insurance and all transportation costs. All replacement parts which Lessor agrees to provide Lessee, pursuant to Paragraph 8 hereinbelow, shall be delivered to Lessee F.O.B. (INCOTERMS, 1990), Gardena, California, U.S.A. Lessee shall pay all fees, local or other taxes, freight, insurance and all transportation costs.

               4.2 On the expiration or termination of this Lease, or expiration or termination of any renewal thereof, Lessee shall, within ten (10) days thereafter, promptly crate and ship the Machine, together with any and all spare parts, manuals and accessories, to Lessor via surface freight at Lessee's sole cost and expense to ensure arrival at Lessor's facility in Gardena, California, U.S.A. within sixty (60) days after such termination or expiration. Lessee shall pay all fees and local or other taxes necessary to accomplish full delivery to Gardena, California, U.S.A. Lessee shall obtain and maintain appropriate insurance with respect to the Machine pending and until its actual return to Lessor in Gardena, California, U.S.A. Such insurance shall provide coverage against loss or damage to the Machine in an amount not less than its replacement cost of Two Hundred Twenty-Five Thousand United States Dollars (U.S. $225,000.00), net after any applicable local or other taxes. If for any reason, upon the expiration or termination of this Lease, or expiration or termination of any renewal thereof, Lessee is unable


                                                               30 SEPTEMBER 1996
                                          8
to return the Machine to Lessor as specified, Lessee shall pay to Lessor the stipulated loss value of the Machine of Two Hundred Twenty-Five Thousand United States Dollars (U.S. $225,000.00), net after any applicable local or other taxes.



          5.   BARE RIGHT OF USE: APPROPRIATE GOVERNMENTAL FILINGS

               Lessee hereby acquires no right in or to the Machine other than the bare right of use in accordance with this Lease, or any renewal thereof, and no right in any application for patent or any patent relating to the Machine or any element thereof which Lessor now has or may hereafter acquire. The Machine is and shall remain the property of Lessor. The Machine shall be plainly marked as the property of Lessor, and Lessee agrees not to remove, obliterate or conceal that marking. The Machine is, and shall at all times be and remain personal property of the Lessor notwithstanding that the Machine or any part thereof may be in any manner affixed or attached to, or embedded in, or permanently resting on, real property or any building thereon. Lessee agrees to execute or otherwise assist Lessor in the filing with the appropriate governmental agencies or authorities for the location where the Machine is located, and provide all documentation which may be necessary to put third (3rd) parties on notice that the Machine is the personal property of Lessor, and to protect Lessor's ownership interest therein.



          6.   INSTALLATION

               Lessee agrees to provide a safe, suitable and sufficient place for installation of the Machine, being one which maintains and preserves the operability, condition and normal period of use of the Machine. The Machine


                                                               30 SEPTEMBER 1996
shall be installed at Rowen's cannery in accordance with the Bailment Agreement. Lessee shall not permit the Machine to be removed from such location without the prior written consent of Lessor.



          7.   USE OF MACHINE

               Lessee shall use the Machine in a careful and proper manner, in accordance with all oral, written or other form of instructions supplied by Lessor concerning operation of the Machine, and shall comply with and conform to all national, state, municipal, police and other laws, ordinances and regulations in effect in anywise relating to the possession, use, or maintenance of the Machine; and shall, subject to the prior written approval of Lessor, make any alterations required by such laws, ordinances and regulations at Lessee's cost and expense. Lessee shall not otherwise alter or modify the Machine without the prior written consent of Lessor. Lessee agrees to use the Machine for the purpose of canning fish and fish products only. Lessor, its duly accredited agents, servants and employees, shall at all reasonable times during business hours have the right to enter into and on the premises where the Machine may be located for the purpose of inspecting the Machine or observing its use.



          8.   REPAIRS AND MAINTENANCE

               Lessee at its own cost and expense shall keep the Machine in good repair, condition and working order including routine adjustment and lubrication and other maintenance requirements as may be specified by any oral, written or other form of instructions supplied by Lessor. Due to the


                                                               30 SEPTEMBER 1996
                                          10
reciprocating nature of the mechanism and the speed limitations inherent in this type of equipment, the maximum operating speed of the Machine shall be clearly displayed on the Machine. If parts become worn or damaged as a result of Lessee operating the Machine in excess of the displayed maximum speed, cost of all labor, repairs and replacement parts shall be paid for by Lessee. Lessor agrees to replace, at Lessor's cost, and as soon as possible after receiving written notice thereof, any defective parts; provided, however, that Lessor shall not be liable to Lessee whatsoever for any damages or loss of product arising directly or indirectly out of a breakdown of the Machine due to such defective part. Lessor further agrees to replace, at Lessor's cost, and as soon as possible after receiving written notice thereof, any part that becomes inoperative due to normal wear and tear. Parts which become inoperative due to reasons other than defectiveness or normal wear and tear shall be replaced by Lessor, as soon as possible after receiving written notice thereof, but at Lessee's own cost. Lessee shall pay all labor costs for the installation of any replacement part furnished by Lessor under this Paragraph. Notwithstanding the foregoing, Lessor shall have no obligation to replace or repair the Machine's main drive electric motor unless same is defective and Lessor is notified in writing thereof within thirty (30) days of first (1st) use of the Machine.



          9.   NO PHOTOGRAPHING OR OTHER COPYING OF MACHINE

               Lessee shall prevent any photographing, drawing, modeling, molding or any other type of reproduction, duplication, copying, illustration or representation or any measuring or examination of the Machine or any component of the Machine unless such photographing, drawing, modeling, molding


                                                               30 SEPTEMBER 1996
                                          11
or other type of reproduction, duplication, copying, illustration, representation, measuring or examination is necessary for the operation, maintenance, or repair of the Machine or component thereof. In such event, Lessee shall maintain in its possession or ensure the return of any photograph, drawing, model, mold, or other type of reproduction, duplication, copy, illustration, representation or measurement or results of any examination and shall not exhibit or disclose same to any person or persons without the express written approval of Lessor.



          10.  SURRENDER

               On the expiration or termination of this Lease, or on the expiration or termination of any renewal thereof, Lessee shall (unless Lessee has paid Lessor in cash the stipulated loss value of the Machine pursuant to Paragraph 11 hereinbelow) return the Machine to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, and in the manner specified in Paragraph 4.2 hereinabove.



          11.  LOSS AND DAMAGE; STIPULATED LOSS VALUE

               Lessee hereby assumes and shall bear the entire risk of loss and damage to the Machine from any and every cause whatsoever. No loss or damage to the Machine or any part thereof shall impair any obligation of Lessee under this Lease, or any renewal thereof, which shall continue in full force and effect. In the event of irreparable damage to the Machine such that for practical business purposes it cannot be used again, or total destruction


                                                               30 SEPTEMBER 1996
                                          12
of the Machine, or total loss of the Machine due to any other reason, including but not limited to, loss of the Machine or loss of use of the Machine by reason of the operation of the laws of the U.S.A. or Mexico, during the term of this Lease or any renewal thereof, Lessee shall pay to Lessor the sum of Two Hundred Twenty-Five Thousand United States Dollars (U.S. $225,000.00), net after any applicable local or other taxes, representing the stipulated loss value of the Machine during the term of this Lease, or any renewal thereof. Upon such payment in full by Lessee to Lessor this Lease, or any renewal thereof, shall terminate. Any such amount due by Lessee to Lessor shall be reduced by any payments made to Lessor from insurance maintained by Lessee as provided in Paragraph 12 hereinbelow.



          12.  INSURANCE

               Lessee shall provide at Lessee's cost, insurance, including but not limited to fire insurance, on the Machine against all risks of loss or damage from every cause whatsoever for an amount not less than the stipulated loss value of the Machine specified in Paragraph 11 hereinabove. Lessee agrees to designate Lessor as the beneficiary under all such policies of insurance, and to provide Lessor with adequate evidence thereof upon request.



          13.  INDEMNITY

               Lessor shall not be liable for, and Lessee shall indemnify Lessor against and hold Lessor harmless from, any and all claims, actions, suits, proceedings (including, but not limited to, those relating to patent disputes), costs, expenses, damages and liabilities, including attorneys'



                                                               30 SEPTEMBER 1996
                                          13
fees, arising out of, connected with, or resulting from, the delivery, possession, use, operation, or return of the Machine by Lessee, its agents, servants, and employees.



          14.  DEFAULT

               The failure of Lessee to make any payment of rent or any other amount required under this Lease, or any renewal thereof, within fifteen (15) days after the same is due and payable, or to observe or perform any of the provisions of this Lease, or any renewal thereof, to be observed or performed by Lessee or Rowen for a period of twenty (20) days after written notice thereof by Lessor, shall constitute a material default and a breach of this Lease, or any renewal thereof, by Lessee. In the event of any such material default by Lessee, Lessor shall have the right to exercise any one or more of the following remedies concurrently or separately:

               A. To terminate this Lease;

               B. To enter the premises of Lessee and take possession of the Machine pursuant to legal proceedings, or to any notice provided by law, without terminating this Lease and re-rent the Machine for the account of Lessee either in Lessor's name or otherwise, for such period as Lessor may deem advisable; in which event the rents received on any such re-rental during the balance of the term of this Lease shall be applied first (1st) to the expense of the re-rental and removal including necessary renovation and reconditioning of the Machine, and thereafter toward payment of all sums due or to become due Lessor hereunder. Lessee shall pay to


                                                               30 SEPTEMBER 1996

          Lessor any deficiency. Any said taking of possession shall not constitute a termination of this Lease unless Lessor expressly so notifies Lessee in writing;

               C. To declare the entire amount of rent hereunder immediately due and payable without notice or demand to Lessee;

               D. To sue for and recover all rents and other payments then accrued or thereafter accruing;

               E. To pursue any other remedy at law or in equity.

               Notwithstanding any said repossession or any other action which Lessor may take, Lessee shall be and remain liable for the full performance of all obligations on the part of Lessee to be performed under this Lease. Any and all costs of removal, repair, reconditioning, trading, freight and other charges shall be paid by Lessee.



          15.  TAXES AND ASSESSMENTS

               Lessee shall keep the Machine free and clear of all levies, liens, encumbrances and shall pay all license fees, registration fees, assessments, charges, duties and local or other taxes of any kind whatsoever imposed by any governmental agency or authority, which may now or hereafter be imposed upon the use, operation, or possession of the Machine. In case of Lessee's failure to pay said fees, assessments, charges, and local or other taxes, Lessor shall have the right, but not the obligation, to pay any said fees, assessments, charges, and local or other taxes, as the case may be. In that event, the cost thereof shall be repayable to Lessor with the next installment of rent and failure to repay the same by Lessee may be treated by


                                                               30 SEPTEMBER 1996

Lessor as a default by Lessee. Copies of local or other tax receipts, if applicable, are to be sent to Lessor annually indicating timely and proper payments of local or other taxes.



          16.  BANKRUPTCY; ASSIGNMENT

               Neither this Lease, nor any renewal thereof, nor any interest therein is assignable or transferable by operation of law, through receivership, bankruptcy or otherwise. Without the prior written consent of Lessor, Lessee shall not (a) assign, transfer, pledge or hypothecate this Lease, or any renewal thereof, the Machine, or any part thereof, or any interest therein; or (b) sublet or lend the Machine or any part thereof, or permit the Machine or any part thereof to be used by anyone other than Lessee or Lessee's employees. Consent to any of the foregoing prohibited acts applies only in the given instant, and is not a consent to any subsequent like act by Lessee or any other person. Subject to the foregoing, this Lease, or any renewal thereof, inures to the benefit of, and is binding on, the heirs, legatees, personal representatives and successors, of the parties hereto.



          17.  LESSOR'S NON-EXCLUSIVE ROYALTY-FREE LICENSE

               Lessee agrees that if, during the term of this Lease, or any renewal thereof, and for a period of two (2) years thereafter, it shall acquire any patents as a result of its agents, servants and employees inventing any improvements or modifications, or developing any method or methods, machine or machines adapted to affect the purpose of the Machine, then and in such event Lessor shall have a non-exclusive royalty-free license


                                                               30 SEPTEMBER 1996
covering such improvements, methods or machines. The term of any such non-exclusive royalty-free license under the provisions of this Paragraph shall be perpetual.



          18.  CORPORATE EXISTENCE; AUTHORITY

               Lessee represents and warrants to Lessor that it is a limited liability company duly organized and validly existing under the laws of the State of Oregon, U.S.A.; that it has full power and authority to enter into this Lease; that it has obtained all governmental consents and/or approvals necessary to enable it to perform its obligations hereunder; and that the execution by it of this Lease and the performance of its obligations under this Lease does not violate any law, rule, regulation or order of any government, governmental agency or court and does not breach any agreement to which it is a party. The undersigned individual purporting to execute this Lease on behalf of Lessee represents and warrants that he has been duly authorized and directed to execute this Lease on behalf of Lessee.



          19.  INTEREST

               Should Lessee fail to pay any part of the rent herein reserved or any other sum required by Lessee to be paid to Lessor, within fifteen (15) days after the due date thereof, Lessee shall pay unto the Lessor interest on such delinquent payment from the expiration of said fifteen (15) days until paid at the average U.S. prime rate, plus one percent (1%), per lease year.


                                                               30 SEPTEMBER 1996

          20.  CONCURRENT REMEDIES

               No right or remedies herein conferred on or reserved to Lessor is exclusive of any other right or remedy herein or at law or in equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.



          21.  NON-WAIVER

               No covenant or condition of this Lease may be waived except by the written consent of Lessor. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which the same may apply, and, until complete performance by Lessee of said covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this Lease or at law or in equity despite said forbearance or indulgence.



          22.  ENTIRE AGREEMENT

               This instrument constitutes the entire agreement between Lessor and Lessee; it shall not be amended, altered, or changed except by a written agreement signed by the parties hereto.


                                                               30 SEPTEMBER 1996

          23.  ATTORNEYS' FEES

               In the event either party shall bring any action or proceeding for damages for an alleged breach of any provision of this Lease, to recover rents, or to enforce, protect or establish any right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding reasonable attorneys' fees and court costs.



               24. REMITTANCES

               24.1 All payments of Annual Minimum Rental and Overage Rental; and charges for any prepaid freight and transportation costs on the Machine or parts, as well as charges for parts, service, and service expenses, that are the responsibility of Lessee hereunder, shall be remitted by International Trade Group, LLC.

               24.2 All rents and charges payable by Lessee to Lessor hereunder shall be paid to Lessor at any of the following: at P.O. Box 2679, Gardena, California, 90247, U.S.A.; directly to Lessor's bank account, which is held as of the date of this agreement, at 1st Business Bank, Gateway III Building, 2nd Floor, ABA #122038442, 970 West 190th Street, Torrance, California, 90502, U.S.A., and is Account No. 020-611812; or at such other place as Lessor may hereafter designate in writing.


                                                               30 SEPTEMBER 1996

          25.  NOTICES

               All notices provided for in this Lease or which either party may desire to give shall be in writing. Any notice to be given by either of the parties hereto to the other may be delivered in person or to an officer of Lessee or Lessor, or may be deposited in the appropriate governmental air mail registered or certified with postage pre-paid, addressed to the party for whom intended at the address set forth above, or at such other address as either of the parties hereto may hereafter designate by notice in writing served in the manner provided under this Paragraph. Service of any such written notice shall be deemed complete at the time of personal delivery or within seven (7) business days after the mailing thereof as hereinabove provided.



          26.  TITLES

               The titles to the Paragraphs of this Lease are solely for the convenience of the parties, and are not an aid in the interpretation of the instrument.



          27.  CHOICE OF LAW

               This Lease shall be deemed to have been made and executed in the State of California, U.S.A., and the rights of the parties hereunder shall be construed, enforced and governed according to the laws of that State. As a material part of the consideration to the parties for entering into this Agreement, each party (1) agrees that, at the option of Lessor, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Lease shall be litigated exclusively in courts located


                                                               30 SEPTEMBER 1996
within Los Angeles County, California, (2) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (3) waives any and all rights to transfer or change the venue of any such action or proceeding to any court outside Los Angeles County, California.



          28.  CURRENCY OF ACCOUNT

               The parties intend and agree that the currency of account for transactions hereunder shall be United States Dollars. Any and all payments hereunder shall be in United States Dollars.


               IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be signed and executed by their company officers thereunto duly authorized as of the day and year first above written.

"LESSOR"                                     "LESSEE"
LUTHI MACHINERY &                            INTERNATIONAL TRADE GROUP, LLC.
ENGINEERING CO., INC.

By /s/ Fred H. Avers                         By  /s/ [ILLEGIBLE]
   ------------------------------              ------------------------------
          Fred H. Avers

Title     President                          Title     President/CEO
     ----------------------------                 ---------------------------

Date 30 September 1996                       Date  10/1/96
    -----------------------------                 ---------------------------


                                                               30 SEPTEMBER 1996
                                          21

                                     [DIAGRAM]


                                   307 X 109 CAN
                                TWO PIECE TIN PLATE


                                       SP182-96
                                      EXHIBIT "A"

                                  LEASE AGREEMENT
                                        FOR
                              SOLID PACK TUNA CANNING
                                      MACHINE
                            (For 307 Diameter Size Can)


          THIS LEASE AGREEMENT, made and executed in the State of California, United States of America ("U.S.A."), as of this 6th day of February, 1997, between LUTHI MACHINERY & ENGINEERING CO., INC., a California corporation, whose mailing address is P.O. Box 2679, Gardena, California, 90247, U.S.A., hereinafter called "LESSOR"; and INTERNATIONAL TRADE GROUP, LLC., an Oregon limited liability company, whose principal office address is 6700 S.W. Sandburg Rd., Tigard, Oregon, 97223, hereinafter referred to as "LESSEE":

                                 W I T N E S S E T H:

          WHEREAS, Lessor is the holder of Letters Patent of the United States, Spain, Italy, and Japan, and has constructed a machine capable of being used for the solid packing of tuna and other fish in the fish canning industry, and has made other inventions and discoveries as are revealed in the following documents and drawings:


                                                               6 FEBRUARY 1997

     (1) United States Letters Patent No. 4,166,140, entitled "Method of Canning Fish";

     (2) United States Letters Patent No. 5,199,241, entitled "Can Star Drive for Solid Pack Tuna Canning Machines";

     (3) Spanish Letters Patent No. 465,109, entitled "Solid Pack Tuna Canning Machine";

     (4) Italian Letters Patent No. 1,083,748, entitled "Solid Pack Tuna Canning Machine";

     (5) Japanese Letters Patent No. 1,380,477, entitled "Solid Pack Tuna Canning Machine."

          WHEREAS, Lessee desires to lease from Lessor the Solid Pack Tuna Canning Machine described in Paragraph 1 of this Agreement ("Machine"), and to place said Machine in the custody of Agroindustrias Rowen S.A. de C.V. ("Rowen") pursuant to a Toll-Packing Agreement between Lessee and Rowen dated September 5, 1996.

          WHEREAS, Lessor is willing to lease said Machine to Lessee under such circumstances, but only if all of the terms and conditions applicable to such circumstances are met.

          NOW, THEREFORE, in consideration of the promises made herein and intending to be legally bound, the parties hereto agree as follows:


                                                               6 FEBRUARY 1997

     1.   LEASE

          Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, a machine for use in the packing of tuna and other fish products in the fish canning industry described as a Solid Pack Tuna Canning Machine, Machine No. SP195-96, hereinafter referred to as the "Machine," upon the terms and conditions and for the terms hereinafter stated. Said Machine shall be used in the filling of 307 diameter size cans as described in Exhibit "A" included herewith.

     2.   TERM

          This Lease shall be for a term of five (5) years to commence on the earlier of (a) the date of first actual use of the Machine by Lessee: or (b) thirty (30) days after arrival of the Machine at Rowen's plant. Provided Lessee is not in default under this Lease, Lessee may renew this Lease for an additional two (2) year term on expiration of the initial five (5) year term upon the same terms and conditions of the Lease, except as otherwise provided herein. Thereafter, the term of this Lease may be renewed for successive two (2) year periods upon the same terms and conditions of the Lease, except as otherwise provided herein. Lessee shall notify Lessor in writing as to renewal or termination of this Lease not later than sixty (60) days before the end of the initial five (5) year term, and sixty (60) days before the end of each two
(2) year renewal term. If no written notice of Lessee's determination to renew or terminate is given, the term of this Lease shall be deemed to have been renewed as hereinabove provided.


                                                               6 FEBRUARY 1997

     3.   RENT

          3.1 Lessee agrees to pay to Lessor as rental for the use of the Machine an annual minimum rental at the rate of Twenty-Five Thousand United States Dollars (U.S. $25,000.00) for each lease year of the initial five (5) year term of this Lease, or any renewal thereof, net after any applicable local or other taxes (the "Annual Minimum Rental"). The Annual Minimum Rental shall be paid by Lessee to Lessor in twelve (12) monthly installments of Two Thousand Eighty-Three United States Dollars and Thirty-Three United States Cents (U.S. $2,083.33) net after any applicable local or other taxes, on or before the twentieth (20th) day following each month of each lease year of the initial five
(5) year term of this Lease, or any renewal thereof.

          3.2 In addition to the Annual Minimum Rental, Lessee agrees to pay to Lessor for the use of the Machine during each lease year of the initial five (5) year term of this Lease, or any renewal thereof, net after any applicable local or other taxes, a per case (a case for purposes of this Lease shall consist of forty-eight (48) cans) rental ("Overage Rental") at the rate of Twelve United States Cents (U.S. $.12) for each case of 307 diameter size cans, for all such production from the Machine exceeding Two Hundred Eight Thousand Three Hundred Thirty-Three (208,333) cases.

          Overage Rental shall be paid on an as-accrued, monthly basis, concurrently with the monthly installment of the Annual Minimum Rental.


                                                               6 FEBRUARY 1997

          3.3 Lessee, upon execution of this Lease, notwithstanding Paragraph 3.1, hereinabove, agrees to pay to Lessor Twenty-Five Thousand United States Dollars (U.S. $25,000.00) as advanced payment of the Annual Minimum Rental ("Advanced Deposit") for the first (1st) lease year of the initial five (5) year term of the Lease, net after any applicable local or other taxes. In the event that the Lease is terminated within its first (1st) lease year as a result of a default by Lessee under terms of the Lease, or by mutual agreement, or by Lessee for any reason, no refund of any portion of the Advanced Deposit shall be due then by Lessor. The Lease shall not be considered in full force and effect until after the Advanced Deposit is received by Lessor in Gardena, California, U.S.A.

          During the first (1st) lease year of the initial five (5) year term of the Lease, Lessee shall not make monthly installments of the Annual Minimum Rental as specified in Paragraph 3.1 of the Lease. In the event that production exceeds the quantity stipulated in the Lease, Overage Rental incurred shall be paid on an as-accrued, monthly basis, as specified in Paragraph 3.2, hereinabove.

          3.4 The Annual Minimum Rental and the per case charge for Overage Rental remain subject to the terms and conditions of Section 3.6 of this Lease, or any renewal thereof.


                                                               6 FEBRUARY 1997

          3.5 On or before the twentieth (20th) day following each month of this Lease, or any renewal thereof, and concurrently with the payment of the monthly installment of the Annual Minimum Rental and any Overage Rental due, Lessee shall render to Lessor a true and correct monthly production report, certified by an official of the Lessee, giving an account of the number of cases and can sizes filled or packed on the Machine during the preceding month. Within twenty
(20) days after the end of each lease year, Lessee shall render to Lessor a true and correct annual report, certified by an official of the Lessee, giving an account of the number of cases and can sizes filled or packed on the Machine during the preceding lease year.

          3.6 At the end of the initial five (5) year term of this Lease and at the end of each subsequent two (2) year renewal term of this Lease, Lessor may, at its option, and upon at least ninety (90) days written notice to Lessee prior to the end of such term, increase the Annual Minimum Rental and/or the Overage Rental case rate to the extent of any percentage increase in the Consumer Price Index for all urban consumers (base year 1967=100) for the U.S.A., published by the United States Department of Labor, Bureau of Labor Statistics (the "CPI") which may have taken place since the date the initial term of this Lease commenced (the "Initial Date"). The base period for purposes hereof shall be the CPI published most recently prior to the Initial Date ("Base Index"). The determination of any increase shall be made by comparing the Base Index with the CPI published most recently prior to the end of the initial five (5) year term or each subsequent two (2) year renewal term, as the case may be.


                                                               6 FEBRUARY 1997

          3.7 Lessee agrees to keep accurate books and records of the number of cases and the number and sizes of cans filled or packed on the Machine during the term of this Lease, or any renewal thereof, and agrees to permit such books and records to be examined by Lessor and its duly accredited agents, servants and employees to the extent necessary to verify the aforesaid monthly and annual reports. If Lessor disputes the certified annual report of Lessee for any lease year during the term of this Lease or any renewal thereof, Lessor shall have the right to have an independent accounting firm of its choice review such report and examine the books and records of Lessee pertaining thereto. The cost of such independent accounting firm's examination shall be borne by Lessor unless the Overage Rental determined as a result thereof to be due for the lease year in question is more than five percent (5%) higher than the amount thereof first determined to be payable by Lessee, in which case the costs of such examination, as well as any additional monies due, shall be promptly paid by Lessee.

     4.   SHIPPING

          4.1 Lessor shall deliver the Machine to Lessee within 120 days after receipt of signed Lease Agreement, a signed counterpart Addendum to the Bailment Agreement signed by Rowen on November 2, 1996 set forth in Exhibit "B" attached hereto, "Addendum to the Bailment Agreement," and Advanced Deposit as specified in Paragraph 3.3, hereinabove, F.O.B. Gardena, California, U.S.A. (INCOTERMS,
1990), who shall thereupon deliver the Machine to Rowen. Upon delivery of the Machine to Rowen, Lessee shall provide to Lessor any and all documents, instruments, bonds, and proof satisfactory to Lessor that the machine has been imported and delivered to Rowen in compliance


                                                               6 FEBRUARY 1997
with all applicable laws and regulations. Lessor shall not be responsible for any loss occasioned by any delay in delivery of the Machine that is the result of fire, earthquake, water damage, tornado and wind storm, explosion, smoke and smudge, aircraft, motor vehicle or ship damage, collapse of building or structure, strikes, riots and civil commotion, vandalism and malicious mischief, burglary and theft, government interference or other matters over which Lessor has no control. Lessee shall pay all fees, local or other taxes, freight, insurance and all transportation costs. All replacement parts which Lessor agrees to provide Lessee, pursuant to Paragraph 8 hereinbelow, shall be delivered to Lessee F.O.B. (INCOTERMS, 1990), Gardena, California, U.S.A. Lessee shall pay all fees, local or other taxes, freight, insurance and all transportation costs.

          4.2 On the expiration or termination of this Lease, or expiration or termination of any renewal thereof, Lessee shall, within ten (10) days thereafter, promptly crate and ship the Machine, together with any and all spare parts, manuals and accessories, to Lessor via surface freight at Lessee's sole cost and expense to ensure arrival at Lessor's facility in Gardena, California, U.S.A. within sixty (60) days after such termination or expiration. Lessee shall pay all fees and local or other taxes necessary to accomplish full delivery to Gardena, California, U.S.A. Lessee shall obtain and maintain appropriate insurance with respect to the Machine pending and until its actual return to Lessor in Gardena, California, U.S.A. Such insurance shall provide coverage against loss or damage to the Machine in an amount not less than its replacement cost of Two Hundred Twenty-Five Thousand United States Dollars (U.S. $225,000.00), net after any applicable local or other taxes. If for any reason, upon the expiration or termination of this


                                                               6 FEBRUARY 1997

Lease, or expiration or termination of any renewal thereof, Lessee is unable to return the Machine to Lessor as specified, Lessee shall pay to Lessor the stipulated loss value of the Machine of Two Hundred Twenty-Five Thousand United States Dollars (U.S. $225,000.00), net after any applicable local or other taxes.

     5.   BARE RIGHT OF USE; APPROPRIATE GOVERNMENTAL FILINGS

          Lessee hereby acquires no right in or to the Machine other than the bare right of use in accordance with this Lease, or any renewal thereof, and no right in any application for patent or any patent relating to the Machine or any element thereof which Lessor now has or may hereafter acquire. The Machine is and shall remain the property of Lessor. The Machine shall be plainly marked as the property of Lessor, and Lessee agrees not to remove, obliterate or conceal that marking. The Machine is, and shall at all times be and remain personal property of the Lessor notwithstanding that the Machine or any part thereof may be in any manner affixed or attached to, or embedded in, or permanently resting on, real property or any building thereon. Lessee agrees to execute or otherwise assist Lessor in the filing with the appropriate governmental agencies or authorities for the location where the Machine is located, and provide all documentation which may be necessary to put third (3rd) parties on notice that the Machine is the personal property of Lessor, and to protect Lessor's ownership interest therein.


                                                               6 FEBRUARY 1997

     6.   INSTALLATION

          Lessee agrees to provide a safe, suitable and sufficient place for installation of the Machine, being one which maintains and preserves the operability, condition and normal period of use of the Machine. The Machine shall be installed at Rowen's cannery in accordance with the signed counterpart Addendum to the Bailment Agreement. Lessee shall not permit the Machine to be removed from such location without the prior written consent of Lessor.

     7.   USE OF MACHINE

          Lessee shall use the Machine in a careful and proper manner, in accordance with all oral, written or other form of instructions supplied by Lessor concerning operation of the Machine, and shall comply with and conform to all national, state, municipal, police and other laws, ordinances and regulations in effect in anywise relating to the possession, use, or maintenance of the Machine; and shall, subject to the prior written approval of Lessor, make any alterations required by such laws, ordinances and regulations at Lessee's cost and expense. Lessee shall not otherwise alter or modify the Machine without the prior written consent of Lessor. Lessee agrees to use the Machine for the purpose of canning fish and fish products only. Lessor, its duly accredited agents, servants and employees, shall at all reasonable times during business hours have the right to enter into and on the premises where the Machine may be located for the purpose of inspecting the Machine or observing its use.


                                                               6 FEBRUARY 1997

     8.   REPAIRS AND MAINTENANCE

          Lessee at its own cost and expense shall keep the Machine in good repair, condition and working order including routine adjustment and lubrication and other maintenance requirements as may be specified by any oral, written or other form of instructions supplied by Lessor. Due to the reciprocating nature of the mechanism and the speed limitations inherent in this type of equipment, the maximum operating speed of the Machine shall be clearly displayed on the Machine. If parts become worn or damaged as a result of Lessee operating the Machine in excess of the displayed maximum speed, cost of all labor, repairs and replacement parts shall be paid for by Lessee. Lessor agrees to replace, at Lessor's cost, and as soon as possible after receiving written notice thereof, any defective parts; provided, however, that Lessor shall not be liable to Lessee whatsoever for any damages or loss of product arising directly or indirectly out of a breakdown of the Machine due to such defective part. Lessor further agrees to replace, at Lessor's cost, and as soon as possible after receiving written notice thereof, any part that becomes inoperative due to normal wear and tear. Parts which become inoperative due to reasons other than defectiveness or normal wear and tear shall be replaced by Lessor, as soon as possible after receiving written notice thereof, but at Lessee's own cost. Lessee shall pay all labor costs for the installation of any replacement part furnished by Lessor under this Paragraph. Notwithstanding the foregoing, Lessor shall have no obligation to replace or repair the Machine's main drive electric motor unless same is defective and Lessor is notified in writing thereof within thirty (30) days of first (1st) use of the Machine.


                                                               6 FEBRUARY 1997

     9.   NO PHOTOGRAPHING OR OTHER COPYING OF MACHINE

          Lessee shall prevent any photographing, drawing, modeling, molding or any other type of reproduction, duplication, copying, illustration or representation or any measuring or examination of the Machine or any component of the Machine unless such photographing, drawing, modeling, molding or other type of reproduction, duplication, copying, illustration, representation, measuring or examination is necessary for the operation, maintenance, or repair of the Machine or component thereof. In such event, Lessee shall maintain in its possession or ensure the return of any photograph, drawing, model, mold, or other type of reproduction, duplication, copy, illustration, representation or measurement or results of any examination and shall not exhibit or disclose same to any person or persons without the express written approval of Lessor.

     10.  SURRENDER

          On the expiration or termination of this Lease, or on the expiration or termination of any renewal thereof, Lessee shall (unless Lessee has paid Lessor in cash the stipulated loss value of the Machine pursuant to Paragraph 11 hereinbelow) return the Machine to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, and in the manner specified in Paragraph 4.2 hereinabove.


                                                               6 FEBRUARY 1997

     11.  LOSS AND DAMAGE; STIPULATED LOSS VALUE

          Lessee hereby assumes and shall bear the entire risk of loss and damage to the Machine from any and every cause whatsoever. No loss or damage to the Machine or any part thereof shall impair any obligation of Lessee under this Lease, or any renewal thereof, which shall continue in full force and effect. In the event of irreparable damage to the Machine such that for practical business purposes it cannot be used again, or total destruction of the Machine, or total loss of the Machine due to any other reason, including but not limited to, loss of the Machine or loss of use of the Machine by reason of the operation of the laws of the U.S.A. or Mexico, during the term of this Lease or any renewal thereof, Lessee shall pay to Lessor the sum of Two Hundred Twenty-Five Thousand United States Dollars (U.S. $225,000.00), net after any applicable local or other taxes, representing the stipulated loss value of the Machine during the term of this Lease, or any renewal thereof. Upon such payment in full by Lessee to Lessor this Lease, or any renewal thereof, shall terminate. Any such amount due by Lessee to Lessor shall be reduced by any payments made to Lessor from insurance maintained by Lessee as provided in Paragraph 12 hereinbelow.

     12.  INSURANCE

          Lessee shall provide at Lessee's cost, insurance, including but not limited to fire insurance, on the Machine against all risks of loss or damage from every cause whatsoever for an amount not less than the stipulated loss value of the Machine specified in Paragraph 11 hereinabove. Lessee agrees to designate Lessor as the beneficiary under all such policies of insurance, and to provide Lessor with adequate evidence thereof upon request.


                                                               6 FEBRUARY 1997

     13.  INDEMNITY

          Lessor shall not be liable for, and Lessee shall indemnify Lessor against and hold Lessor harmless from, any and all claims, actions, suits, proceedings (including, but not limited to, those relating to patent disputes), costs, expenses, damages and liabilities, including attorneys' fees, arising out of, connected with, or resulting from, the delivery, possession, use, operation, or return of the Machine by Lessee, its agents, servants, and employees.

     14.  DEFAULT

          The failure of Lessee to make any payment of rent or any other amount required under this Lease, or any renewal thereof, within fifteen (15) days after the same is due and payable, or to observe or perform any of the provisions of this Lease, or any renewal thereof, to be observed or performed by Lessee or Rowen for a period of twenty (20) days after written notice thereof by Lessor, shall constitute a material default and a breach of this Lease, or any renewal thereof, by Lessee. In the event of any such material default by Lessee, Lessor shall have the right to exercise any one or more of the following remedies concurrently or separately:

          A. To terminate this Lease;

          B. To enter the premises of Lessee and take possession of the Machine pursuant to legal proceedings, or to any notice provided by law, without terminating this Lease and re-rent the Machine for the account of Lessee either in Lessor's name or otherwise, for such period as Lessor may deem advisable; in which event the rents received on any such re-rental during the balance of the term of


                                                               6 FEBRUARY 1997
     this Lease shall be applied first (1st) to the expense of the re-rental and removal including necessary renovation and reconditioning of the Machine, and thereafter toward payment of all sums due or to become due Lessor hereunder. Lessee shall pay to Lessor any deficiency. Any said taking of possession shall not constitute a termination of this Lease unless Lessor expressly so notifies Lessee in writing;

          C. To declare the entire amount of rent hereunder immediately due and payable without notice or demand to Lessee;

          D. To sue for and recover all rents and other payments then accrued or thereafter accruing;

          E. To pursue any other remedy at law or in equity.

          Notwithstanding any said repossession or any other action which Lessor may take, Lessee shall be and remain liable for the full performance of all obligations on the part of Lessee to be performed under this Lease. Any and all costs of removal, repair, reconditioning, trading, freight and other charges shall be paid by Lessee.

     15.  TAXES AND ASSESSMENTS

          Lessee shall keep the Machine free and clear of all levies, liens, encumbrances and shall pay all license fees, registration fees, assessments, charges, duties and local or other taxes of any kind whatsoever imposed by any governmental agency or authority, which may now or hereafter be imposed upon the use, operation, or possession of the Machine. In case of Lessee's failure to pay said fees, assessments, charges, and local or other taxes, Lessor shall have the right, but not the obligation, to pay any said


                                                               6 FEBRUARY 1997
fees, assessments, charges, and local or other taxes, as the case may be. In that event, the cost thereof shall be repayable to Lessor with the next installment of rent and failure to repay the same by Lessee may be treated by Lessor as a default by Lessee. Copies of local or other tax receipts, if applicable, are to be sent to Lessor annually indicating timely and proper payments of local or other taxes.

     16.  BANKRUPTCY; ASSIGNMENT

          Neither this Lease, nor any renewal thereof, nor any interest therein is assignable or transferable by operation of law, through receivership, bankruptcy or otherwise. Without the prior written consent of Lessor, Lessee shall not (a) assign, transfer, pledge or hypothecate this Lease, or any renewal thereof, the Machine, or any part thereof, or any interest therein; or (b) sublet or lend the Machine or any part thereof, or permit the Machine or any part thereof to be used by anyone other than Lessee or Lessee's employees. Consent to any of the foregoing prohibited acts applies only in the given instant, and is not a consent to any subsequent like act by Lessee or any other person. Subject to the foregoing, this Lease, or any renewal thereof, inures to the benefit of, and is binding on, the heirs, legatees, personal representatives and successors, of the parties hereto.

     17.  LESSOR'S NON-EXCLUSIVE ROYALTY-FREE LICENSE

          Lessee agrees that if, during the term of this Lease, or any renewal thereof, and for a period of two (2) years thereafter, it shall acquire any patents as a result of its agents, servants and employees


                                                               6 FEBRUARY 1997
inventing any improvements or modifications, or developing any method or methods, machine or machines adapted to affect the purpose of the Machine, then and in such event Lessor shall have a non-exclusive royalty-free license covering such improvements, methods or machines. The term of any such non-exclusive royalty-free license under the provisions of this Paragraph shall be perpetual.

     18.  CORPORATE EXISTENCE; AUTHORITY

          Lessee represents and warrants to Lessor that it is a limited liability company duly organized and validly existing under the laws of the State of Oregon, U.S.A.; that it has full power and authority to enter into this Lease; that it has obtained all governmental consents and/or approvals necessary to enable it to perform its obligations hereunder; and that the execution by it of this Lease and the performance of its obligations under this Lease does not violate any law, rule, regulation or order of any government, governmental agency or court and does not breach any agreement to which it is a party. The undersigned individual purporting to execute this Lease on behalf of Lessee represents and warrants that he has been duly authorized and directed to execute this Lease on behalf of Lessee.

     19.  INTEREST

          Should Lessee fail to pay any part of the rent herein reserved or any other sum required by Lessee to be paid to Lessor, within fifteen (15) days after the due date thereof, Lessee shall pay unto the Lessor interest on such delinquent payment from the expiration of said fifteen (15) days until paid at the average U.S. prime rate, plus one percent (1%), per lease year.


                                                               6 FEBRUARY 1997

     20.  CONCURRENT REMEDIES

          No right or remedies herein conferred on or reserved to Lessor is exclusive of any other right or remedy herein or at law or in equity provided or permitted; but each shall be cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

     21.  NON-WAIVER

          No covenant or condition of this Lease may be waived except by the written consent of Lessor. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee to which the same may apply, and, until complete performance by Lessee of said covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this Lease or at law or in equity despite said forbearance or indulgence.

     22.  ENTIRE AGREEMENT

          This instrument constitutes the entire agreement between Lessor and Lessee; it shall not be amended, altered, or changed except by a written agreement signed by the parties hereto.


                                                               6 FEBRUARY 1997

     23.  ATTORNEYS' FEES

          In the event either party shall bring any action or proceeding for damages for an alleged breach of any provision of this Lease, to recover rents, or to enforce, protect or establish any right or remedy of either party, the prevailing party shall be entitled to recover as a part of such action or proceeding reasonable attorneys' fees and court costs.

     24.  REMITTANCES

          24.1 All payments of Annual Minimum Rental and Overage Rental; and charges for any prepaid freight and transportation costs on the Machine or parts, as well as charges for parts, service, and service expenses, that are the responsibility of Lessee hereunder, shall be remitted by International Trade Group, LLC.

          24.2 All rents and charges payable by Lessee to Lessor hereunder shall be paid to Lessor at any of the following: at P.O. Box 2679, Gardena, California, 90247, U.S.A.; directly to Lessor's bank account, which is held as of the date of this agreement, at 1st Business Bank, Gateway III Building, 2nd Floor, ABA #122038442, 970 West 190th Street, Torrance, California, 90502, U.S.A., and is Account No. 020-611812; or at such other place as Lessor may hereafter designate in writing.


                                                               6 FEBRUARY 1997

     25.  NOTICES

          All notices provided for in this Lease or which either party may desire to give shall be in writing. Any notice to be given by either of the parties hereto to the other may be delivered in person or to an officer of Lessee or Lessor, or may be deposited in the appropriate governmental air mail registered or certified with postage pre-paid, addressed to the party for whom intended at the address set forth above, or at such other address as either of the parties hereto may hereafter designate by notice in writing served in the manner provided under this Paragraph. Service of any such written notice shall be deemed complete at the time of personal delivery or within seven (7) business days after the mailing thereof as hereinabove provided.

     26.  TITLES

          The titles to the Paragraphs of this Lease are solely for the convenience of the parties, and are not an aid in the interpretation of the instrument.

     27.  CHOICE OF LAW

          This Lease shall be deemed to have been made and executed in the State of California, U.S.A., and the rights of the parties hereunder shall be construed, enforced and governed according to the laws of that State. As a material part of the consideration to the parties for entering into this Agreement, each party (1) agrees that, at the option of Lessor, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Lease shall be litigated exclusively in courts located


                                                               6 FEBRUARY 1997
within Los Angeles County, California, (2) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (3) waives any and all rights to transfer or change the venue of any such action or proceeding to any court outside Los Angeles County, California.

     28.  CURRENCY OF ACCOUNT

          The parties intend and agree that the currency of account for transactions hereunder shall be United States Dollars. Any and all payments hereunder shall be in United States Dollars.


                                                               6 FEBRUARY 1997

          IN WITNESS WHEREOF, the parties hereto have caused this Lease Agreement to be signed and executed by their company officers thereunto duly authorized as of the day and year first above written.

"LESSOR"                                "LESSEE"

LUTHI MACHINERY &                       INTERNATIONAL TRADE GROUP, LLC.

ENGINEERING CO., INC.



By /s/ Fred H. Avers                    By  /s/ [ILLEGIBLE]
  -------------------------                ---------------------------------
     Fred H. Avers

Title     President                     Title  President/CEO
  -------------------------                  --------------------------------


Date  6 February 1997                   Date  February 18, 1997
  -------------------------                  --------------------------------


                                                               6 FEBRUARY 1997

                                     [DIAGRAM]

                                   307 x 109 CAN
                                TWO PIECE TIN PLATE

                                    EXHIBIT "A"
                                     SP195-96

                 SUBORDINATED UNSECURED CONVERTIBLE PROMISSORY NOTE


                                     EXHIBIT C

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND
APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
--------------------------------------------------------------------------------

                             SEABOURNE VENTURES, INC.
                 SUBORDINATED UNSECURED CONVERTIBLE PROMISSORY NOTE


                                                                  Tigard, Oregon
$1,765,000 + Interest                                               July 1, 1997

FOR VALUE RECEIVED, the undersigned a Corporation duly registered in the State of Oregon with its principal place of business at 6700 S.W. Sandburg Road, Tigard, Oregon 97223 ("Borrower") promises to pay to the order of International Trade Group, LLC at its offices in the City of Tigard, Oregon ("Holder"), or at Holder's option, at such other place as may be designated from time to time by the Holder, $1,765,000 (one million seven hundred sixty five thousand US dollars) with interest on unpaid principal computed from July 1, 1997 at the rate of prime (as published in the Wall Street Journal) + 1.5% (150 basis points) per annum. The full principal and accumulated interest will become due and payable on December 31, 1998.

Payment of any installment of principal or interest owing on this note may be made prior to the maturity date without penalty, however Borrower shall provide Holder with written notice of intent to prepay any portion of this loan at least ten (10) days in advance of the anticipated prepayment date, and Holder shall have obtained the audited financial statements of Borrower for the most recently ended fiscal year as well as the unaudited financial statements of Borrower for each quarter then ended, certified by Borrower's chief financial officer.

All amounts due hereunder shall immediately become due and payable without notice or demand, upon the appointment of a receiver or liquidator, whether voluntary or involuntary, for Borrower or for any of its property, upon the filing of a petition by or against Borrower under the provisions of any insolvency law or federal bankruptcy law, upon the making by Borrower of an assignment for the benefit of its creditors or upon the dissolution or termination of existence of borrower.

(1) Holder may elect to declare all or any part of the indebtedness immediately due and payable upon the occurrence of any of the following events:

     1.1  failure to pay any part of the indebtedness when due; or

     1.2 nonperformance by Borrower of any agreement with, or any condition imposed by, Holder with respect to the indebtedness; or

(2) Holder may elect to declare all or any part of the indebtedness immediately due and payable prior to any of the following events occurring:

     2.1 the sale or transfer of substantially all the stocks of the borrower to a third party; or

     2.2 the sale, in cash, stock swap or any other consideration, directly or indirectly, of substantially all of the borrower's assets to a third party; or

     2.3 the merger or amalgamation of the borrower's assets with a third party, or the sale or transfer, for cash, stock swap or other consideration, directly or indirectly, of any part or all of Borrower's activities to another company, unless agreed in writing by a majority of Borrower's stockholders.

Holder may assign this Promissory Note and upon such assignment, the Assignee shall be entitled, after notification to Borrower, to performance of all Borrower's obligations hereunder and said Assignee shall be entitled to all rights and remedies of Holder as set forth herein.

CONVERSION RIGHTS:

Upon the occurrence of any of the above event or when this Note becomes due on December 31, 1998, Holder shall have the right to convert the principal of this note into 1,765,000 shares of ordinary voting common shares of stock of the Company.

Such conversion assumes that Holder shall have received Borrower's regular audited financial statements and that of its most recent completed fiscal year. Upon Holder's election to convert this note into shares of stock, Borrower shall cause to be issued and delivered to Holder the amount of stock designated above within five business days of receipt of written notice of Holder's election. Borrower shall also submit a computation of accrued interest due Holder under the terms of this Agreement and cause a check to be issued for such interest.

Executed the date and year first set forth above.



SEABOURNE VENTURES, INC.


By:  /s/ Alain L. de la motte
   -------------------------------
Alain L. de la motte
President/CEO

ATTEST:

By:  /s/ James McKenzie
   --------------------------
James McKenzie
Secretary